Exhibit 10.1


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                                CREDIT AGREEMENT


                                      among


                          BMJ MEDICAL MANAGEMENT, INC.


                            THE LENDERS NAMED HEREIN


                                       and


                                     PARIBAS


                                    As Agent



                            Dated as of June 30, 1998


                                   $60,000,000

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
                                Table of Contents

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
SECTION 1.          DEFINITIONS....................................................................................... 1

                    Section 1.1                 Definitions........................................................... 1

SECTION 2.          AMOUNT AND TERMS OF CREDIT FACILITIES............................................................ 28
                    Section 2.1                 Tranche A Loans.......................................................28
                    Section 2.2                 Tranche B Loans.......................................................29
                    Section 2.3                 Revolving Loans.......................................................30
                    Section 2.4                 Letters of Credit.....................................................31
                    Section 2.5                 Notice of Borrowing...................................................34
                    Section 2.6                 Disbursement of Funds.................................................34
                    Section 2.7                 Notes.................................................................36
                    Section 2.8                 Interest..............................................................36
                    Section 2.9                 Interest Periods......................................................37
                    Section 2.10                Minimum Amount of Eurodollar
                                                Loans.................................................................39
                    Section 2.11                Conversion or Continuation............................................39
                    Section 2.12                Voluntary Reduction of
                                                Commitments...........................................................40
                    Section 2.13                Voluntary Prepayments.................................................40
                    Section 2.14                Mandatory Prepayments.................................................40
                    Section 2.15                Application of Prepayments; Mandatory
                                                Reduction of Commitments..............................................42
                    Section 2.16                Method and Place of Payment...........................................44
                    Section 2.17                Fees..................................................................44
                    Section 2.18                Interest Rate Unascertainable,
                                                Increased Costs, Illegality...........................................45
                    Section 2.19                Funding Losses........................................................48
                    Section 2.20                Increased Capital.....................................................49
                    Section 2.21                Taxes.................................................................51
                    Section 2.22                Change of Lending Office..............................................51
                    Section 2.23                Participations Purchased by Lenders
                                                in the Letter of Credit Liability.....................................51
                    Section 2.24                Extension of Revolving Loan
                                                Maturity Date.........................................................53

SECTION 3.          CONDITIONS PRECEDENT..............................................................................54

                    Section 3.1                 Conditions Precedent to Initial
                                                Loans and Effectiveness of this
                                                Agreement.............................................................54
                    Section 3.2                 Conditions Precedent to All Loans.....................................60

                                        i

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                    Section 3.3                 Conditions Precedent to Each
                                                Tranche A Funding of Acquisitions.....................................61
                    Section 3.4                 Representation; Delivery of
                                                Documents.............................................................63

SECTION 4.          REPRESENTATIONS AND WARRANTIES....................................................................63

                    Section 4.1                 Corporate Status......................................................63
                    Section 4.2                 Corporate Power and Authority.........................................64
                    Section 4.3                 No Violation..........................................................64
                    Section 4.4                 Litigation............................................................64
                    Section 4.5                 Financial Statements; Financial
                                                Condition; etc........................................................65
                    Section 4.6                 Solvency..............................................................65
                    Section 4.7                 Material Adverse Change...............................................65
                    Section 4.8                 Use of Proceeds; Margin Regulations...................................65
                    Section 4.9                 Governmental Approvals................................................65
                    Section 4.10                Security Interests and Liens..........................................66
                    Section 4.11                Tax Returns and Payments..............................................66
                    Section 4.12                ERISA.................................................................66
                    Section 4.13                Investment Company Act; Public
                                                Utility Holding Company Act...........................................67
                    Section 4.14                True and Complete Disclosure..........................................68
                    Section 4.15                Corporate Structure; Capitalization...................................68
                    Section 4.16                Environmental Matters.................................................69
                    Section 4.17                Patents, Trademarks, etc..............................................70
                    Section 4.18                Ownership of Property.................................................70
                    Section 4.19                No Default............................................................70
                    Section 4.20                Licenses, etc.........................................................70
                    Section 4.21                Compliance With Law and Licensing
                                                Requirements; Patient Trust Funds.....................................70
                    Section 4.22                Accounts..............................................................71
                    Section 4.23                Year 2000.............................................................72
                    Section 4.24                Additional Representations
                                                and Warranties........................................................73

SECTION 5.          AFFIRMATIVE COVENANTS.............................................................................73

                    Section 5.1                 Information Covenants.................................................73
                    Section 5.2                 Books, Records, Inspections and
                                                Collateral Audits.....................................................78
                    Section 5.3                 Maintenance of Insurance..............................................79
                    Section 5.4                 Taxes.................................................................79
                    Section 5.5                 Corporate Franchises..................................................79
                    Section 5.6                 Compliance with Law...................................................80
                    Section 5.7                 Performance of Obligations............................................80

                                       ii

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                    Section 5.8                 Maintenance of Properties.............................................80
                    Section 5.9                Interest Rate Protection...............................................80
                    Section 5.10               Additional Collateral..................................................80
                    Section 5.11               Subsidiary Guarantees and Security
                                               Agreements.............................................................81
                    Section 5.12               Licensure; Medicaid/Medicare
                                               Cost Reports...........................................................81
                    Section 5.13               Use of Proceeds........................................................81
                    Section 5.14               Year 2000..............................................................82

SECTION 6.          NEGATIVE COVENANTS............................................................................... 82

                    Section 6.1                Financial Covenants....................................................82
                    Section 6.2                Indebtedness...........................................................84
                    Section 6.3                Liens..................................................................85
                    Section 6.4                Restriction on Fundamental Changes.....................................87
                    Section 6.5                Sale of Assets.........................................................87
                    Section 6.6                Contingent Obligations.................................................88
                    Section 6.7                Dividends..............................................................88
                    Section 6.8                Capital Expenditures...................................................89
                    Section 6.9                Advances, Investments and Loans........................................89
                    Section 6.10               Transactions with Affiliates...........................................90
                    Section 6.11               Limitation on Voluntary
                                               Payments; Management Services Agreements...............................90
                    Section 6.12               Changes in Business....................................................91
                    Section 6.13               Certain Restrictions...................................................91
                    Section 6.14               Sale and Leasebacks....................................................91
                    Section 6.15               Sale of Accounts.......................................................92

SECTION 7.          EVENTS OF DEFAULT.................................................................................92

                    Section 7.1                Events of Default......................................................92
                    Section 7.2                Rights and Remedies....................................................96

SECTION 8.          THE AGENT.........................................................................................97

                    Section 8.1                Appointment............................................................97
                    Section 8.2                Delegation of Duties...................................................98
                    Section 8.3                Exculpatory Provisions.................................................98
                    Section 8.4                Reliance by Agent......................................................98
                    Section 8.5                Notice of Default......................................................99
                    Section 8.6                Non-Reliance on Agent and Other
                                               Lenders................................................................99
                    Section 8.7                Indemnification.......................................................100
                    Section 8.8                Agent in its Individual Capacity......................................101

                                       iii

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                    Section 8.9                Resignation by the Agent..............................................101

SECTION 9.          MISCELLANEOUS....................................................................................102

                    Section 9.1                Payment of Expenses, Indemnity etc....................................102
                    Section 9.2                Right of Setoff.......................................................103
                    Section 9.3                Notices...............................................................104
                    Section 9.4                Successors and Assigns;
                                               Participation; Assignments............................................104
                    Section 9.5                Amendments and Waivers................................................107
                    Section 9.6                No Waiver; Remedies Cumulative........................................108
                    Section 9.7                Sharing of Payments...................................................108
                    Section 9.8                Governing Law.........................................................109
                    Section 9.9                Consent to Jurisdiction...............................................109
                    Section 9.10               Counterparts..........................................................109
                    Section 9.11               Effectiveness.........................................................109
                    Section 9.12               Headings Descriptive..................................................110
                    Section 9.13               Marshalling; Recapture................................................110
                    Section 9.14               Severability..........................................................110
                    Section 9.15               Survival..............................................................110
                    Section 9.16               Domicile of Loans.....................................................110
                    Section 9.17               Limitation of Liability...............................................111
                    Section 9.18               Calculations; Computations............................................111
                    Section 9.19               Waiver of Trial by Jury...............................................111

Schedule 1        --       Lenders and Commitments
Schedule 4.1      --       Organizational Chart; Capital Stock
Schedule 4.10     --       Third Party Rights
Schedule 4.12     --       ERISA
Schedule 4.18     -        Real Property
Schedule 6.2      --       Existing Indebtedness
Schedule 6.3      --       Existing Liens
Schedule 6.6      --       Existing Contingent Obligations
Schedule A        -        Partnership Subsidiaries
Schedule B        -        Partial Period Pro Forma Consolidated EBITDA

Exhibit A-1       --       Form of Tranche A Note
Exhibit A-2       --       Form of Tranche B Note
Exhibit A-3       --       Form of Revolving Note
Exhibit B-1       -        Form of Borrower Security Agreement
Exhibit B-2       -        Form of Subsidiary Security Agreement
Exhibit C-1       -        Form of Borrower Pledge Agreement
Exhibit C-2       -        Form of Subsidiary Pledge Agreement
Exhibit D                  --       Reserved
Exhibit E                  --       Form of Guarantee
Exhibit F                  --       Form of Borrowing Base Certificate

                                       iv



Exhibit G                  --       Form of Assignment and Acceptance
Exhibit H                  --       Reserved
Exhibit I                  -        Form of Compliance Certificate
Exhibit J                  -        Form of Qualified Acquisition Certificate
Exhibit K                  -        Certificate of Designation for the Borrower's
                                    Series A Convertible Preferred Stock
Exhibit L                  -        Certificate of Designation for the Borrower's
                                    Series B Convertible Preferred Stock


                  CREDIT AGREEMENT, dated as of June 30, 1998, among BMJ Medical Management, Inc., a Delaware corporation (the "Borrower"), the Lenders (as hereinafter defined) and Paribas, acting in its capacity as agent for the Lenders.

SECTION 1.        DEFINITIONS.

                  Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

                  "Account" shall mean, with respect to any Person, any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by such Person and any proceeds arising therefrom, including, without limitation, of such Person's rights to payment for goods sold or leased or services performed by such Person, whether due or to become due, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, instrument, document or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Person to secure the foregoing, (b) all of such Person's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, customer lists and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

                  "Account Debtor" shall mean any Person who is or may become obligated to any Loan Party under, with respect to, or on account of, an Account, including, without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

                  "Acquisition" shall mean any transaction pursuant to which the Borrower or any of its Subsidiaries acquires or otherwise affiliates with (i) a Medical Group or (ii) an independent physician association or (iii) an Ancillary Service Facility, in each case by purchase in cash, exchange of property or securities, or by any other method, pursuant to Acquisition Documents.

                  "Acquisition Certificate" shall mean a certificate executed by the Borrower substantially in the form of Exhibit J.

                  "Acquisition Documents" shall mean each Management Services Agreement, asset purchase agreement, restricted stock agreement, stockholder noncompetition agreement and all other agreements, instruments, schedules, exhibits, opinions and documents executed and delivered in connection with any Acquisition.

                  "Additional Security" shall have the meaning provided in
Section 5.10.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Medical Entity" shall mean any Affiliated Medical Group and any Ancillary Service Facility or independent physician association that has become affiliated with the Borrower or any of its Subsidiaries pursuant to a Management Services Agreement and the other documents described in the definition of

"Acquisition Documents" prior to or after the Closing Date.

                  "Affiliated Medical Group" shall mean any Medical Group that has become affiliated with the Borrower or any of its Subsidiaries pursuant to a Management Services Agreement and the other documents described in the definition of "Acquisition Documents" prior to or after the Closing Date.

                  "Agent" shall mean Paribas acting in its capacity as sole agent for the Lenders and any successor agent appointed in accordance with
Section 8.9.

                  "Agent's Office" shall mean the office of the Agent located at 2029 Century Park East, Suite 3900, Los Angeles, CA 90067, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                  "Amounts Due From Affiliated Physicians" shall mean any amounts overpaid to physicians in the quarterly draw by the relevant Affiliated Medical Group and owing by such physicians.

                  "Ancillary Service Facility" shall mean an ancillary musculoskeletal facility such as ambulatory surgery, physical therapy or magnetic resonance imaging center or mobile unit.

                  "Annual Management Fee" shall mean the annual amount to be paid by the Affiliated Medical Entity to the Borrower on a regular (periodic) basis pursuant to the Management Services Agreement entered into between the Borrower and such Affiliated Medical Entity.

                  "Applicable Margin" shall mean as of any date the applicable margin (expressed as a percentage) determined by reference to the Leverage Ratio of the Borrower and its consolidated Subsidiaries for the previous fiscal quarter as set forth in the Compliance Certificate delivered with respect to such fiscal quarter, as set forth in (i) the following table, with respect to any Tranche A Loans and Revolving Loans:

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

==========================================================================================================
    Level             Leverage Ratio                Eurodollar Margin               Base Rate Margin
----------------------------------------------------------------------------------------------------------
       I        greater than 3.25:1                     3.00%                             1.25%
      II        greater than 3.00-3.25:1                2.75%                             1.00%
     III        greater than 2.50-3.00:1                2.50%                             0.75%
      IV        greater than 2.00-2.50:1                2.00%                             0.25%
       V        less than or equal to 2:00:1            1.75%                             0.00%
==========================================================================================================

and (ii) the following table with respect to any Tranche B Loans:

==========================================================================================================
    Level             Leverage Ratio                Eurodollar Margin               Base Rate Margin
----------------------------------------------------------------------------------------------------------
       I        greater than 3.25:1                     3.25%                             1.50%
      II        greater than 3.00-3.25:1                3.00%                             1.25%
     III        greater than 2.50-3.00:1                2.75%                             1.00%
      IV        less than or equal to 2.50:1            2.50%                             0.75%
==========================================================================================================

provided, however, that prior to the six-month anniversary of the Closing Date the Applicable Margin shall be that applicable to Level I in each case.

                  "Assignee" shall have the meaning provided in Section 9.4(c).

                  "Assignment and Acceptance" shall have the meaning provided in
Section 9.4(c).

                  "Auditors" shall mean Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                  "Base Rate" shall mean, at any particular date, the higher of
(x) the rate which is 1/2 of 1% plus the Federal Funds Effective Rate and (y) the Prime Rate in effect from time to time.

                  "Base Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the incurrence of one Type of Loan of one Facility from all the Lenders on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

                  "Borrowing Base" shall mean, as of any date of determination, an amount (as determined from the Borrowing Base Certificate most recently delivered to the Agent) equal to the product of (A) (Eligible Accounts x Collection Rate), and (B) .80.

                  "Borrowing Base Certificate" shall have the meaning provided in Section 5.1(d).

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in California or Florida a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

                  "Capital Expenditures" shall mean, for any period, all expenditures with respect to management information systems in excess of $6,000,000 and assets or maintenance (whether paid in cash or accrued as a liability) by the Loan Parties during such period that, in conformity with GAAP, are included in "capital expenditures" or comparable items in the consolidated financial statements of the Loan Parties; for the purposes of clarification, "Capital Expenditures" shall not include any such expenditures in respect of (i) Acquisitions or (ii) management information systems up to an aggregate amount of $6,000,000.

                  "Capitalized Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Loan Parties, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "Capitalized Lease Obligations" shall mean all obligations of the Loan Parties under or in respect of Capitalized Leases.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc. and in each case maturing within 90 days after the date of acquisition and (v) money market accounts or funds with or issued by a commercial bank meeting the standards set forth in clause (iv) that invest substantially in investments described in clauses (i) through (iv).

                  "Change in Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of 25% of the outstanding common stock of the Borrower; or (ii) the failure of (a) Dr. Naresh Nagpal at any time to own beneficially or of record at least 1,000,000 shares of the outstanding common stock of the Borrower; or (b) Dr. Naresh Nagpal, all of the Affiliated Medical Entities and all of the physicians associated therewith to own, in the aggregate, at least 35% of the fully diluted outstanding common stock of the Borrower; or (c) the disposition by Dr. Naresh Nagpal of more than 200,000 shares of outstanding common stock of the Borrower in any 12 month period.

                  "Closing Date" shall mean the date on which the initial Loans are advanced hereunder.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Lender under any of the Security Documents.

                  "Collection Rate" shall mean the ratio (expressed as a decimal) of (a) the dollar amount of collections on Accounts experienced by the Loan Parties for the 12 month period ended as of the most recently ended fiscal quarter to (b) the gross dollar amount of Accounts for such period, as specified in the latest Borrowing Base Certificate provided hereunder. Notwithstanding the foregoing: (x) in no event shall the Collection Rate exceed .70, and (y) for the period from the Closing Date until September 30, 1998, the Collection Rate shall be .50.

                  "Commitment" shall mean, for each Lender at any given time, the sum of such Lender's Tranche A Commitment, its Tranche B Commitment and its Revolving Loan Commitment.

                  "Commitment Percentage" shall mean, for each Lender at any given time, the percentage equivalent of such Lender's Commitment divided by the Total Commitment.

                  "Compliance Certificate" shall mean a certificate signed by the chief financial officer of the Borrower setting forth a reasonably detailed calculation of the covenants set forth in Sections 6.1(a), (b), (c),

(d), (e) and (f) of the Agreement and attesting to the compliance of the Borrower with the requirements of the Agreement in respect of such ratios, substantially in the form of Exhibit I.

                  "Consolidated Current Assets" shall mean, at any time, the current assets of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period adjusted to add thereto (to the extent deducted from revenues in determining Consolidated Net Income) (i) consolidated tax expense, (ii) depreciation and amortization expense, (iii) Consolidated Interest Expense,(iv) any extraordinary or non-recurring cash expenses (including, without limitation, the cash expense portion of Transaction Costs), and (v) any non-cash charges (including, without limitation, charges associated with compensation and stock options), in each case determined for such period on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP, and net of the greater of minority interests (as defined by GAAP) and cash distributions paid by Partnership Subsidiaries.

                  "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, the total interest expense (including, without limitation, interest expense attributable to Capitalized Leases in accordance with GAAP, amortization or write-off of debt discount and debt issuance costs and commissions, other discounts and other fees associated with Indebtedness (including the Loans) and the net amount payable (or plus the net amount receivable) under interest rate protection agreements) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that (i) Consolidated Interest Expense for each of the fiscal quarters ending September 30, 1998, December 31, 1998, March 31, 1999 and June 30, 1999 shall be calculated by multiplying the actual Consolidated

Interest Expense for such fiscal quarter by four (4); (ii) Consolidated Interest Expense for the fiscal quarter ending September 30, 1999 shall be calculated by multiplying the actual Consolidated Interest Expense for the fiscal quarters ending June 30 and September 30, 1999 by two (2); (iii) Consolidated Interest Expense for the fiscal quarter ending December 31, 1999 shall be calculated by multiplying the actual Consolidated Interest Expense for the fiscal quarters ending June 30, September 30 and December 31, 1999 by four-thirds (4/3); and Consolidated Interest Expense for each fiscal quarter thereafter shall be the actual Consolidated Interest Expense for the last four fiscal quarters.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, at any time, the sum of the amount by which the total consolidated assets of the Borrower and its Subsidiaries exceeds the total consolidated liabilities of the Borrower and its Subsidiaries at such time, as determined in accordance with GAAP.

                  "Consolidated Total Indebtedness" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

                  "Consolidated Working Capital" shall mean, at any time, an amount equal to Consolidated Current Assets minus Consolidated Current Liabilities at such time.

                  "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") (but excluding any Subsidiary of the first Person) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Exposure" shall have the meaning provided in Section 9.4(b).

                  "Current Maturities of Funded Indebtedness" shall mean, at any time and with respect to any item of Funded Indebtedness, the portion of such Funded Indebtedness outstanding at such time which by the terms of such Funded Indebtedness or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity), and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

                  "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning provided in Section 2.8(b).

                  "Delinquent Account" shall mean any account that remains unpaid for more than 120 days past the original invoice date.

                  "Dividends" shall have the meaning provided in Section 6.7.

                  "Domestic Lending Office" shall mean, as to any Lender, the office of such Lender designated as such on Schedule 1, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

                  "Eligible Accounts" shall mean the gross dollar amount of the Accounts of each Loan Party which arise in the ordinary course of business or are acquired from Affiliated Medical Groups and which conform to the warranties contained herein and in the Security Documents and which shall not have become unacceptable to the Required Lenders in their reasonable judgment, and less reserves for any other matter affecting the creditworthiness of Account Debtors, and excluding Delinquent Accounts.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

                  "Environmental Approvals" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

                  "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Controlled Group" shall mean a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

                  "ERISA Person" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

                  "ERISA Plan" shall mean (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $50,000 and (ii) any Plan that is a Multiemployer Plan.

                  "Eurocurrency Reserve Requirements" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate" shall mean, with respect to any Loan to be made, continued as or converted into a Eurodollar Loan, the London Inter-Bank Offered Rate

(determined by the Agent), rounded upward to the nearest 1/16th of one percent (0.0625%), at which dollar deposits are offered to Paribas by major banks in the London interbank market at or about 11:00 a.m., London time, on the Interest Rate Determination Day with respect to such Loan in an aggregate amount approximately equal to the amount of such Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of the Eurodollar Base Rate by the Agent shall be conclusive in the absence of manifest error.

                  "Eurodollar Lending Office" shall mean, as to any Lender, the office of such Lender designated as such on Schedule 1, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

                  "Eurodollar Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Rate" shall mean with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/16th of one percent (0.0625%)):

                           Eurodollar Base Rate
                           --------------------
                  1.00 - Eurocurrency Reserve Requirements

                  "Event of Default" shall have the meaning provided in
Section 7.

                  "Excess Cash Flow" shall mean, with respect to any fiscal period of the Borrower, a positive number, if any, equal to (i) Consolidated Net Income for such period plus (ii) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense, plus (iii) federal and state income taxes expressed but not paid in cash for such period, plus (or minus) (iv) decreases (or increases) in Consolidated Working Capital (other than decreases or increases in any cash included therein) from the last day of the preceding fiscal period to the last day of such fiscal period, minus (v) the aggregate amount actually paid in cash by the Borrower and its Subsidiaries during such fiscal period for Capital Expenditures permitted pursuant to Section 6.8 (except to the extent financed with the proceeds of purchase money Indebtedness or insurance), minus (vi) all prepayments of Tranche A Loans and Tranche B Loans pursuant to Section 2.1(b) and 2.2, respectively, made during such fiscal period, minus (vii) all prepayments on Revolving Loans to the extent such prepayments are accompanied by a permanent reduction of the Revolving Loan Commitment, minus (viii) all regularly scheduled principal payments made during such fiscal period in respect of other Indebtedness to the extent such Indebtedness and payments are permitted to be incurred and made hereunder, minus
(ix) Net Sale Proceeds to the extent reinvested in other assets and all non-cash gains on any sale or other disposition of assets.

                  "Existing Indebtedness" shall mean Indebtedness outstanding on the Closing Date and described (which description shall include the maturity date of such Indebtedness and its nature as senior or subordinated, and such other information as the Agent shall require) on Schedule 6.2 hereto, which Indebtedness shall be satisfactory to the Agent.

                  "Facility" shall mean the nature of the Loans,
             i.e. Tranche A Loans, Tranche B Loans or the Revolving Loans (including any Letters of Credit).

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "Fee Letter" shall mean that certain letter, dated April 15, 1998, from the Agent to the Borrower, in respect of certain fees payable by the Borrower.

                  "Fees" shall mean all amounts payable pursuant to Section
2.17.

                  "Final Maturity Date" shall mean the later of the Revolving Loan Maturity Date, the Tranche A Loan Maturity Date and the Tranche B Loan Maturity Date.

                  "Fixed Charges" shall mean, without duplication, for any period, (i) all Consolidated Interest Expense for such period, plus (ii) scheduled payments due in such period for principal of the Loans and other permitted Indebtedness, plus (iii) all principal payments accrued in such period under Capitalized Leases under which the Borrower or any of its Subsidiaries is the lessee, plus (iv) all cash taxes paid and reserves for taxes made by any Loan Party for such period, plus (v) cash Dividends.

                  "Funded Indebtedness" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit, term loan, convertible subordinated note or other similar instrument (including, without limitation, the Nagpal Note) or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof; provided that Funded Indebtedness shall include, at any date of determination, Current Maturities of Funded Indebtedness.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for the purposes of Section 6.1 (including the accounting terms used therein and defined herein) GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of the Borrower in respect of the fiscal year ended December 31, 1997 delivered pursuant to Section 3.1(j) . In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or constructed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or agencies with similar functions), the Securities and Exchange Commission or any other qualified, authoritative agency or organization.

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

                  "Guarantee" shall have the meaning provided in Section 3.1(a)(v).

                  "Guarantor" shall mean each Subsidiary of the Borrower which has executed a Guarantee.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, to the extent secured by such Lien, (vi) all Contingent Obligations of such Person, and (vii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements.

                  "Indemnitee" shall have the meaning provided in Section
9.1(c).

                  "Insurer" shall mean any Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with an Affiliated Medical Group to compensate such Affiliated Medical Group for providing services to a Patient.

                  "Interest Rate Determination Date" shall mean each date for calculating the Eurodollar Base Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 2.9.

                  "Issuing Lender" shall mean Paribas or any other Lender which shall be designated in writing from time to time by the Agent as the issuing bank hereunder and shall consent in writing to such designation.

                  "Lenders" shall mean the Persons listed on Schedule 1 hereto and the persons which from time to time become a party hereto in accordance with
Section 9.4(c).

                  "Letter of Credit" shall mean any standby letter of credit issued pursuant hereto by the Issuing Lender for the account of the Borrower.

                  "Letter of Credit Liability" shall mean, as of any date of determination, the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus, without duplication, the face amount of all drafts which have been presented under Letters of Credit but have not yet been honored.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.4(b).

                  "Leverage Ratio" shall have the meaning provided in Section 6.1(a)

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "Loan Documents" shall mean this Agreement, the Notes, any Environmental Indemnity Agreement, each Letter of Credit, each Letter of Credit Request, each Compliance Certificate, each Borrowing Base Certificate, each Notice of Borrowing, each Notice of Conversion or Continuation, the Security Documents and any other document executed and delivered in connection herewith.

                  "Loan Party" shall mean the Borrower and each of its Subsidiaries.

                  "Loans" shall mean and include Tranche A Loans, Tranche B Loans and Revolving Loans (including the Letters of Credit).

                  "Management Services Agreement" shall mean any management services agreement entered into between any

Loan Party and a Medical Group or Ancillary Service Facility.

                  "Margin Stock" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the rights or remedies of the Lenders under any of the Loan Documents,
(ii) the ability of any Loan Party to perform its respective obligations to the Lenders or (iii) the performance, business, properties, assets, nature of assets or condition (financial or otherwise) of the Borrower or of the Loan Parties taken as a whole.

                  "Materials of Environmental Concern" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

                  "Medical Account" shall mean the third-party reimbursable portion of healthcare accounts owing to any Affiliated Medical Group arising out of the rendition of Medical Services.

                  "Medical Group" shall mean a physician practice the primary business of which is to provide Medical Services focusing on musculoskeletal care.

                  "Medicaid/Medicare Account Debtor" shall mean any Account Debtor which is (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state or the District of Columbia acting pursuant to Title XIX of the Social Security Act or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

                  "Medical Services" shall mean medical and health care services provided to a Patient, including, without limitation, medical and health care services provided to a patient and performed by an Affiliated Medical Group which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by an Affiliated Medical Group to a Patient for a necessary or specifically requested valid and proper health or medical purpose.

                  "Multiemployer Plan" shall mean a Plan which is a "Multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Nagpal Note" shall mean the Amended and Restated Promissory Note due December 31, 2000, issued by the Borrower in favor of Dr. Naresh Nagpal, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Net Partnership Cash Flow" shall have the meaning assigned to the term "Net Cash Flow" in the applicable partnership agreement for each Partnership Subsidiary.

                  "Net Sale Proceeds" shall mean all cash proceeds of each sale or other disposition of assets by any Loan Party (other than sales of inventory in the ordinary course of business), if such proceeds exceed $100,000 in respect of any transaction or series of related transactions, in each case net of (i) reasonable expenses incurred or reasonably expected to be incurred in connection with such sale or disposition, (ii) any income, franchise, transfer or other tax payable by such Loan Party in connection with such sale or disposition and (iii) any Indebtedness secured by a Lien on such property or assets and required to be repaid as a result of such sale or other disposition.

                  "Notes" shall mean and include each Revolving Note, each Tranche A Note and each Tranche B Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 2.5.

                  "Notice of Conversion or Continuation" shall have the meaning provided in Section 2.11.

                  "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owing to the Agent or any Lender under or in connection with this Agreement or any other Loan Document.

                  "Overdue Account Party" shall mean any Account Debtor, or consolidated group including such Account Debtor, having greater than 15% of its Accounts owed to any one or more Loan Parties as Delinquent Accounts.

                  "Participant" shall have the meaning provided in Section
9.4(b).

                  "Partnership Subsidiaries" shall include the entities set forth on Schedule A.

                  "Patient" shall mean any Person receiving Medical Services from an Affiliated Medical Group and all Persons legally liable to pay such Affiliated Medical Group for such Medical Services other than Insurers.

                  "Payment Date" shall mean the last day of each March, June, September and December of each year.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Plan" shall mean any employee benefit plan subject to Title IV of ERISA, the funding requirements of which, in whole or in part:

                           (i) were the responsibility of the Borrower or a
member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

                           (ii) are currently the responsibility of the Borrower
or a member of its ERISA Controlled Group, or

                           (iii) hereafter become the responsibility of the
Borrower or a member of its ERISA Controlled Group, including any such plans as may have been, or may hereafter be, terminated for whatever reason.

                  "Pledge Agreements" shall have the meaning provided in Section 3.1(a)(iv).

                  "Prime Rate" shall mean the rate of interest from time to time announced by the Agent at the Agent's Office as its prime commercial lending rate.

                  "Pro Forma Consolidated EBITDA" for any period shall mean Consolidated EBITDA for such period, calculated in accordance with the following:

                  (A) (i) Pro Forma Consolidated EBITDA for each of the fiscal quarters ending September 30, 1998, December 31, 1998, March 31, 1999 and June 30, 1999 shall be calculated by multiplying the actual Consolidated EBITDA for such fiscal quarter by four (4); (ii) Pro Forma Consolidated EBITDA for the fiscal quarter ending September 30, 1999 shall be calculated by multiplying the actual Consolidated EBITDA for the fiscal quarters ending June 30 and September 30, 1999 by two (2); (iii) Pro Forma Consolidated EBITDA for the fiscal quarter ending December 31, 1999 shall be calculated by multiplying the actual Consolidated EBITDA for the fiscal quarters ending June 30, September 30 and December 31, 1999 by four- thirds (4/3); and Pro Forma Consolidated EBITDA for each fiscal quarter thereafter shall be the actual Consolidated EBITDA for the last four fiscal quarters then ended; and

                  (B) Pro Forma Consolidated EBITDA for any Affiliated Medical Entity acquired prior to the last day of any of the fiscal periods which form the basis of the calculation pursuant to clause (A) above shall be calculated as set forth on Schedule B. The amount so determined shall be added to the annualized Consolidated EBITDA determined in accordance with clause (A) above.

                  "Pro Rata Share" as to any Lender shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Lender's Commitments and the denominator of which shall be the Total Commitment.

                  "Qualified Acquisition" shall have the meaning provided in
Section 3.3.

                  "Qualified Target" shall have the meaning provided in Section 3.3(a)(iv).

                  "Qualifying Net Income" shall mean, with respect to any Person for which information is available regarding its net income for (i) three or more of its fiscal years prior to its Acquisition, positive net income for each of its last three fiscal years on a pre- physician compensation basis, (ii) less than three but at least one of its fiscal years prior to its Acquisition, positive net income for such period on a pre-physician compensation basis, and
(iii) less than one full fiscal year, the consent of the Agent with respect to such net income; provided that in each case such Person shall continue (based on pro forma financial information in form and substance satisfactory to the Agent) to have positive net income following the Acquisition after giving effect to any agreed upon adjustments.

                  "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

                  "Reportable Event" shall have the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068(a) or 4063(a) of ERISA.

                  "Required Lenders" shall mean Lenders holding more than (i) at any time when any Commitments are outstanding, 50% of the sum of such Commitments plus the principal amount of outstanding Loans and (ii) at any time when no undrawn Commitments are outstanding, 50% of the principal amount of the outstanding Loans.

                  "Revolving Lender" shall mean at any time, any Lender with a Revolving Loan Commitment or, if no Revolving Loan Commitments are then outstanding, any Lender with Revolving Loans outstanding.

                  "Revolving Loan Commitment" shall mean at any time, for any Lender, the amount set forth opposite such Lender's name on Schedule 1 hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.12, 2.15 or 9.4(c).

                  "Revolving Loan Maturity Date" shall mean June 30, 2001 (as the same may be extended pursuant to Section 2.24.)

                  "Revolving Loans" shall have the meaning provided in Section 2.3(a).

                  "Revolving Notes" shall have the meaning provided in Section 2.7(a).

                  "Securities Purchase Agreement" shall mean the securities purchase agreement or similar agreement and all related documents pursuant to which preferred and/or common stock of the Company is issued to the purchaser or purchasers thereof.

                  "Security Agreements" shall have the meaning provided in
Section 3.1(a)(iii) hereof.

                  "Security Documents" shall mean and include the Security Agreements, the Pledge Agreements, any account control agreements and any pledge of accounts agreements.

                  "Series A Preferred Stock" shall mean the Borrower's Series A Convertible Preferred Stock, par value $.01 per share.

                  "Series B Preferred Stock" shall mean the Borrower's Series B Convertible Preferred Stock, par value $.001 per share.

                  "Series C Preferred Stock" shall mean the Borrower's Series C Convertible Preferred Stock, par value $.01 per share.

                  "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner, manager of a limited liability company or has a 50% or more equity interest at the time.

                  "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by any Loan Party, any member of any Loan Party's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

                  "Total Capitalization" means the total value of all equity owned by shareholders of the Borrower and its Subsidiaries, determined in accordance with GAAP, plus Funded Indebtedness minus Amounts Due From Affiliated Physicians.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of all of the Lenders at such time.

                  "Total Revolving Loan Commitment" shall have the meaning set forth in Section 2.3(a).

                  "Total Tranche A Commitment" shall have the meaning provided in Section 2.1(a).

                  "Tranche A Commitment" shall mean, at any time, for any Lender, the amount set forth opposite such Lender's name in Schedule 1 hereto under the heading "Tranche A Commitment", as the same may be reduced from time to time pursuant to Sections 2.12, 2.15 or 9.4(c).

                  "Tranche A Lender" shall mean, at any time, any Lender with a Tranche A Commitment or, if no Tranche A Commitments are then outstanding, any Lender with Tranche A Loans outstanding.

                  "Tranche A Loans" shall have the meaning provided in Section 2.1(a).

                  "Tranche A Loan Maturity Date" shall mean June 30, 2003.

                  "Tranche A Note" shall have the meaning provided in Section 2.7(a).

                  "Tranche A Period" shall mean the period from and including the Closing Date to but excluding the date which is the second anniversary of the Closing Date.

                  "Tranche A Period Date" shall mean the last day of the Tranche A Period.

                  "Tranche B Commitment" shall mean, at any time, for any Lender, the amount set forth opposite such Lender's name in Schedule 1 hereto under the heading "Tranche B Commitment," as the same may be reduced from time to time pursuant to Sections 2.12, 2.15 or 9.4(c).

                  "Tranche B Lender" shall mean at any time, any Lender with a Tranche B Commitment or, if no Tranche B Commitments are then outstanding, any Lender with Tranche B Loans outstanding.

                  "Tranche B Loans" shall have the meaning provided in Section 2.2.

                  "Tranche B Note" shall have the meaning provided in Section 2.7(a).

                  "Tranche B Loan Maturity Date" shall mean June 30, 2004.

                  "Transaction Costs" shall mean all costs and expenses paid or payable by the Borrower relating to the Transactions including, without limitation, investment banking fees, financing fees, advisory fees, appraisal fees, legal fees and accounting fees.

                  "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

                  "Unfunded Benefit Liabilities" shall mean with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).


SECTION 2.        AMOUNT AND TERMS OF CREDIT FACILITIES.

                  Section 2.1 Tranche A Loans. (a) Subject to and upon the terms and conditions herein set forth, each Tranche A Lender severally and not jointly agrees at any time and from time to time during the Tranche A Period to make revolving loans (collectively, "Tranche A Loans") to the Borrower, which Tranche A Loans shall not exceed in aggregate principal amount at any time outstanding
(x) with respect to Tranche A Loans outstanding from all Tranche A Lenders, $25,000,000 (the "Total Tranche A Commitment"), and (y) with respect to Loans outstanding from any Tranche A Lender, such Lender's Tranche A Commitment. Until the thirtieth day following the Closing Date, each Tranche A Loan shall be made as a Base Rate Loan and may thereafter be made or maintained at the option of the Borrower as a Base Rate Loan or a

Eurodollar Loan, in accordance with the provisions hereof.

                           (b)  Each Tranche A Commitment shall
expire, and each outstanding Tranche A Loan shall convert into a term loan, on the Tranche A Period Date, without further action on the part of the Tranche A Lenders or the Agent. Each Tranche A Loan shall be repaid, without premium or penalty, by the Borrower, in amounts equal to the percentage of the amount outstanding on the Tranche A Period Date, on the Payment Date specified below for each such payment:

Payment Date                                         Percentage Amount of
------------                                         --------------------
                                                     Installment (based on
                                                     ---------------------
                                                     Percentage Amount as of
                                                     -----------------------
                                                     Tranche A Period Date)
                                                     ----------------------

September 30, 2000                                                5.00%
December 31, 2000                                                 5.00%
March 31, 2001                                                    5.00%
June 30, 2001                                                     5.00%
September 30, 2001                                                7.50%
December 31, 2001                                                 7.50%
March 31, 2002                                                    7.50%
June 30, 2002                                                     7.50%
September 30, 2002                                                12.50%
December 31, 2002                                                 12.50%
March 31, 2003                                                    12.50%
Tranche A Loan Maturity Date                         Amount outstanding.

The Tranche A Loans shall mature on the Tranche A Loan Maturity Date.

                           (c)  Prior to the Tranche A Period Date,
the Tranche A Loans may be voluntarily prepaid (without premium or penalty) pursuant to Section 2.13, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed prior to the Tranche A Period Date.

                           (d) Each Borrowing of Tranche A Loans shall be in the
aggregate minimum amount of $750,000 or any integral multiple of $100,000 in excess thereof.

                  Section 2.2 Tranche B Loans. Subject to and upon the terms and conditions herein set forth, each Tranche B Lender severally and not jointly agrees to make a single loan to the Borrower on the Closing Date of a sum not to exceed the Tranche B Commitment of such Tranche B Lender (each such loan, a "Tranche B Loan"). The aggregate principal amount of the Tranche B Commitments shall not exceed $25,000,000 (the "Total Tranche B Commitment"). All unutilized Tranche B Commitments shall expire simultaneously with the making of the Tranche B Loans on the Closing Date. Each Tranche B Loan made on the Closing Date shall be initially made as a Base Rate Loan and may thereafter (subject to Section 2.11(a)) be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof. Once repaid, Tranche B Loans may not be reborrowed. The Tranche B Loans shall mature on the Tranche B Loan Maturity Date and shall be repaid, without premium or penalty, by the Borrower, in amounts equal to the percentage of the amount outstanding on the Closing Date, on the Payment Date specified below for each such payment:

Payment Date                                Percentage Amount of Installment
------------                                --------------------------------
                                            (based on Percentage Amount as
                                            ------------------------------
                                            of Closing Date)
                                            ----------------

September 30, 1998                                                0.25%
December 31, 1998                                                 0.25%
March 31, 1999                                                    0.25%
June 30, 1999                                                     0.25%
September 30, 1999                                                0.25%
December 31, 1999                                                 0.25%
March 31, 2000                                                    0.25%
June 30, 2000                                                     0.25%
September 30, 2000                                                0.25%
December 31, 2000                                                 0.25%
March 31, 2001                                                    0.25%
June 30, 2001                                                     0.25%
September 30, 2001                                                1.25%
December 31, 2001                                                 1.25%
March 31, 2002                                                    1.25%
June 30, 2002                                                     1.25%
September 30, 2002                                                1.25%
December 31, 2002                                                 1.25%
March 31, 2003                                                    1.25%
June 30, 2003                                                     1.25%
September 30, 2003                                                21.75%
December 31, 2003                                                 21.75%
March 31, 2004                                                    21.75%
Tranche B Loan Maturity Date                         Amount outstanding.

                  Section 2.3 Revolving Loans. (a) Subject to and upon the terms and conditions herein set forth, each Revolving Lender severally and not jointly agrees, at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Maturity Date, to make revolving loans (collectively, "Revolving Loans") to the Borrower, which Revolving Loans (inclusive of any Letter of Credit Liability) shall not exceed in aggregate principal amount at any time outstanding (which amount shall include any Letter of Credit Liability) (x) with respect to Revolving Loans outstanding from all Revolving Lenders, the lesser of (i) the Total Revolving Loan Commitment at such time and (ii) the Borrowing Base, and (y) with respect to Revolving Loans outstanding from any Revolving Lender, such Lender's Revolving Commitment. The sum of the Revolving Loan Commitments of all of the Revolving Lenders (the "Total Revolving Loan Commitment") on the Closing Date shall be $10,000,000. Until the thirtieth day following the Closing Date, each Revolving Loan shall be made as a Base Rate Loan and may thereafter be made or maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof.

                           (b) Revolving Loans may be voluntarily prepaid
(without premium or penalty) pursuant to Section 2.13, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Revolving Loan Maturity Date, without further action on the part of the Lenders or the Agent.

                           (c) Each Borrowing of Revolving Loans shall be in the
aggregate minimum amount of $750,000 or any integral multiple of $100,000 in excess thereof, except that, in the event that the aggregate undrawn Commitments are less than $750,000, the Borrower may make a Borrowing in an amount equal to the aggregate undrawn Commitments.

                  Section 2.4 Letters of Credit. (a) Provided that the Borrower is in compliance with all of the terms and conditions for the making of Revolving Loans by the Revolving Lenders, the Borrower shall have the right to request, through a Letter of Credit Request pursuant to Section 2.4(b), the Issuing Lender to deliver from time to time Letters of Credit, and the Issuing Lender shall promptly upon such request issue the requested Letter of Credit, each of which shall be in a form approved by the Issuing Lender; provided that (i) the maximum Letter of Credit Liability at any one time outstanding shall not exceed $2,000,000, (ii) such Letter of Credit shall have a maturity not greater than one year after the date of issuance and not later than the Revolving Loan Maturity Date and (iii) such Letter of Credit shall not contain automatic renewal or "evergreen" provisions. Each drawing under a Letter of Credit shall be payable in full upon the date thereof by the Borrower, without notice or demand of any kind. Subject to the terms and conditions otherwise applicable to advances of the Revolving Loans hereunder, the Borrower may request a Revolving Loan hereunder to be used to reimburse the Issuing Lender for the amount so drawn. The liability of the Borrower to reimburse the Issuing Lender for the amounts drawn under Letters of Credit shall be included within the terms "Revolving Loan" and "Loan" for all purposes of this Agreement, and any amounts so drawn shall bear interest until paid in full (whether out of the proceeds of a Revolving Loan otherwise permitted hereunder or otherwise) at the Base Rate, subject to Section 2.8(b). The Borrower's obligation to reimburse the Issuing Lender for any and all amounts drawn under any Letter of Credit and all interest thereon shall be secured by the Collateral. The Borrower's obligations to repay any and all drawings under any Letter of Credit and any and all other amounts payable to the Issuing Lender, the Agent or any other Revolving Lender hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, the Agent or any other Revolving Lender (except such as may arise out of the Issuing Lender's, the Agent's or any other Revolving Lender's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any setoff, counterclaim or defense based upon or arising out of:

                           (A) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents or such Letter of Credit;

                           (B) Any amendment or waiver of or any consent to or departure from the terms of the Loan Documents or such Letter of Credit;

                           (C) The existence of any claim, setoff, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Agent or any other Lender or any other Person, whether in connection with such Letter of Credit, the Loan Documents or any unrelated transaction;

                           (D) Any demand, statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any drawing under such Letter of Credit;

                           (E) The surrender or impairment of any security for the performance or observance of any of the terms of such Letter of Credit or the Loan Documents; and

                           (F) The failure, for any reason, of any Lender to fund advances to the Borrower hereunder for any purpose.

Nothing contained herein shall constitute a waiver of any rights or remedies of the Borrower against the Issuing Lender, the Agent or any other Lender arising out of the gross negligence or willful misconduct of the Issuing Lender, the Agent or any such other Lender.

                           (b) Whenever the Borrower desires the issuance of a
Letter of Credit, it shall deliver to the Agent and the Issuing Lender a written notice no later than 10:00 A.M. California time at least three Business Days prior to the proposed date of issuance (each such notice, a "Letter of Credit Request"). Such Letter of Credit Request shall specify (i) the proposed date of issuance (which shall be a Business Day under the laws of the jurisdiction of the Issuing Lender), (ii) the face amount of the Letter of Credit, which shall not be less than $50,000, (iii) the expiration date of the Letter of Credit, which shall not exceed the Business Day prior to the Revolving Loan Maturity Date, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payments under the Letter of Credit (provided that the Issuing Lender, in its sole discretion, may require changes in any such documents and certificates). The Issuing Lender shall notify the Agent of the issuance of each Letter of Credit promptly following the issuance thereof. Promptly after receipt of notice of the issuance of a Letter of Credit, the Agent shall notify each Revolving Lender and the Borrower of the issuance thereof and the amount of each Revolving Lender's respective participation therein.

                           (c) The payment of drafts under any Letter of Credit
shall be made in accordance with the terms of such Letter of Credit and, in that connection, the Issuing Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Lender to be genuine. The Issuing Lender shall not have any duty to the Borrower or any Lender to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                           (d) The Borrower, the Lenders, each Issuing Lender
and the Agent agree that, in the event that an Issuing Lender and the Borrower enter into any letter of credit application or agreement in relation to any Letter of Credit which contains provisions that are inconsistent with the express provisions of this Section 2.4, then the provisions of this Section 2.4 shall be controlling.

                  Section 2.5 Notice of Borrowing. (a) Whenever the Borrower desires to borrow Loans hereunder, it shall give the Agent at the Agent's Office prior to 10:00 A.M., California time, at least one Business Day's prior telecopy or telephonic notice (promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior telecopy or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice (a "Notice of Borrowing") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) during the Tranche A Period, whether such Loans shall be Tranche A Loans or Revolving Loans, (iii) the date of Borrowing (which shall be a Business Day), and (iv) whether such Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto (provided that no Eurodollar Loans may be requested or made when any Default or Event of Default has occurred and is continuing).

                           (b)  Promptly after receipt of a Notice of
Borrowing, the Agent shall provide each Lender with a copy thereof and inform each Lender as to its Pro Rata Share of the Loans requested thereunder.

                  Section 2.6 Disbursement of Funds. (a) No later than 1:00 P.M., California time, on the date specified in each Notice of Borrowing, each Lender will make available its Pro Rata Share of the Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's Office. After the Agent's receipt of the proceeds of such Loans, the Agent will make available to the Borrower by depositing (in such account of the Borrower as the Agent shall be instructed from time to time by the Borrower) the aggregate of the amounts so made available in the type of funds actually received.

                           (b) Unless the Agent shall have been notified by any
Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Lender to the Agent as a result of such Lender's failure to fund its Loans hereunder.

                  Section 2.7 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, each Lender's Loans (including Loans made pursuant to Section 2.4(a)) shall be evidenced in the case of such Lender's (i) Tranche A Loans, by a promissory note (a "Tranche A Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A-1 hereto in a principal amount equal to such Lender's Tranche A Commitment with blanks appropriately completed in conformity herewith, (ii) Tranche B Loans, by a promissory note (a "Tranche B Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A-2 hereto in a principal amount equal to such Lender's Tranche B Loan with blanks appropriately completed in conformity herewith and (iii) Revolving Loans, by a promissory note (a "Revolving Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A-3 hereto in a principal amount equal to such Lender's Revolving Loan Commitment, with blanks appropriately completed in conformity herewith. Each
Note issued to a Lender shall (x) be payable to the order of such Lender, (y) be dated the Closing Date, and (z) mature on the Tranche A Loan Maturity Date, the Tranche B Loan Maturity Date or the Revolving Loan Maturity Date, as applicable.

                           (b) Each Lender is hereby authorized, at its option,
either (i) to endorse on the schedule attached to its Notes (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

                  Section 2.8 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date of the making of such Loan to but excluding the date that such Loan is paid in full or converted into a Base Rate Loan or Eurodollar Loan, as the case may be, (i) during any period when such Loan is a Base Rate Loan, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time plus the Applicable Margin, such rate to change as and when the Base Rate or the Applicable Margin changes, such interest to be computed on the basis of the actual number of days elapsed over a year of 360 days and (ii) during any period when such Loan is a Eurodollar Loan, at a rate per annum which shall be equal to the sum of the Eurodollar Rate plus the Applicable Margin, such rate to change as and when the Applicable Margin changes, such interest to be computed on the basis of a 360-day year.

                           (b) In the event that, and for so long as, any Event
of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall be payable on demand and bear interest at a rate per annum (the "Default Rate") equal to the greater of (i) the Base Rate plus 2.00% and (ii) the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

                           (c) Interest on each Loan shall accrue from and
including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                           (d) The Agent shall, upon determining the Eurodollar
Rate for any Interest Period, promptly notify the Borrower and the Lenders thereof.

                  Section 2.9 Interest Periods. (a) The Borrower shall, in each Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period, provided that:

                           (i) the initial Interest Period for any Eurodollar
Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                           (ii) if any Interest Period would otherwise expire on
a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) if any Interest Period begins on a day for
which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                           (iv) no Interest Period in respect of any Revolving
Loan, Tranche A Loan or Tranche B Loan shall extend beyond the Revolving Loan Maturity Date, the Tranche A Loan Maturity Date or the Tranche B Loan Maturity Date, as applicable; and

                           (v) no Interest Period in respect of a Tranche A Loan
or Tranche B Loan shall extend beyond any date upon which a repayment of such Loan is required to be made pursuant to Section 2.1 or Section 2.2, as the case may be, unless the aggregate principal amount of Tranche A Loans and Tranche B Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date is equal to or in excess of the amount of the repayment of such loans required to be made on such date.

                           (b) If upon the expiration of any Interest Period,
the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  Section 2.10 Minimum Amount of Eurodollar Loans. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $750,000 or an integral multiple of $100,000 in excess thereof, and (ii) there shall be no more than six Borrowings comprised of Eurodollar Loans outstanding at any time.

                  Section 2.11 Conversion or Continuation. (a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time on or after the 30th day following the Closing Date all or any part of outstanding Base Rate Loans to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans to Base Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; provided that no Loan may be continued as, or converted into, a Eurodollar Loan when any Event of Default has occurred and is continuing.

                           (b) In order to elect to convert or continue a Loan
under this Section 2.11, the Borrower shall deliver an irrevocable notice thereof (a "Notice of Conversion or Continuation") to the Agent no later than 10:00 A.M., California time, (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and
(ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and Facility of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.11(b), the Agent shall provide each Lender with a copy thereof.

                  Section 2.12 Voluntary Reduction of Commitments. Upon at least three Business Day's prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to permanently reduce each Lender's Pro Rata Share of all or part of the Total Revolving Loan Commitment and, prior to the Tranche A Period Date, the Tranche A Commitment, provided that any such partial reduction shall be in the minimum aggregate amount of $750,000 or any integral multiple of $100,000 in excess thereof.

                  Section 2.13 Voluntary Prepayments. The Borrower shall have the right to prepay (without premium or penalty) the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least three Business Days prior to a prepayment of Eurodollar Loans and at least one Business Day prior to a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans and which Facilities are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made, and which notice the Agent shall promptly transmit to each of the Lenders,
(ii) each prepayment shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, (iii) prepayments of Eurodollar Loans made pursuant to this Section may only be made on the last day of the Interest Period applicable thereto, and (iv) partial prepayments of the Tranche B Loans and, from and after the Tranche A Period Date, the Tranche A Loans shall be applied to the scheduled installments of principal thereof in the inverse order of maturity.

                  Section 2.14 Mandatory Prepayments. The Borrower shall make the following payments at the following times and in the following amounts:

                           (a)  On or before the 10th day after each
date after the Closing Date on which any Loan Party receives any Net Sale Proceeds, the Borrower shall prepay (without premium or penalty) the outstanding Loans in an amount equal to 100% of the amount of such Net Sale Proceeds, in accordance with the provisions of Section 2.15(a); provided that the Borrower may, upon written notice to the Agent prior to the receipt of such Net Sale Proceeds, invest such Net Sale Proceeds in replacement assets used in the ordinary course of its business within 180 days of such receipt; provided further that such Net Sale Proceeds shall be prepaid in accordance with the first sentence of this Section 2.14(a) on the day following such 180-day period if such Net Sale Proceeds have not been so invested.

                           (b)  On each date after the Closing Date
on which any Loan Party receives any proceeds from any capital contribution or from the issuance of any equity securities (excluding proceeds from the exercise of warrants or employee stock options and excluding any issuances of securities pursuant to the Securities Purchase Agreement), the Borrower shall prepay the outstanding Loans in an amount equal to 100% of such

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
proceeds (net of any underwriting discounts or commissions and any other reasonable costs or expenses directly attributable to such incurrence or issuance, including attorneys fees and investment banker fees), in accordance with the provisions of Section 2.15(a). In the event the Nagpal Note is exchanged for additional equity securities of the Borrower, such exchange shall not be deemed to result in the receipt by the Borrower of any proceeds or a capital contribution as a consequence of the extinguishment of the debt represented by the Nagpal Note.

                           (c) Within 90 days after the date on which the
Borrower or any of its Subsidiaries receives any proceeds of any insurance payment or condemnation award in excess of $100,000, which proceeds are not applied by the Borrower or such Subsidiary during such period to the repair or replacement of the property insured or affected by such condemnation, the Borrower shall prepay the outstanding Loans in an amount equal to 100% of such proceeds, in accordance with the provisions of Section 2.15(a); provided that, if the Borrower or such Subsidiary shall have commenced such repair or replacement during such period and for so long as it shall diligently proceed therewith, or if the Borrower has certified to the Agent that it will use such proceeds for such repair or replacement, the Borrower shall not be required to make such prepayment to the extent that such proceeds are reasonably expected by the Borrower to be required to complete such repair or replacement.

                           (d) On each date after the third anniversary of the
Closing Date on which the audited financial statements of the Borrower and its Subsidiaries are delivered to each Lender pursuant to Section 5.1(b), the Borrower shall prepay the outstanding Loans in an amount equal to 50% of Excess Cash Flow, in accordance with the provisions of Section 2.15(a).

                           (e) On each day on which the sum of (x) Revolving
Loans outstanding plus (y) the Letter of Credit Liability exceeds the lesser of
(i) the Total Revolving Loan Commitment or (ii) the Borrowing Base, the Borrower shall prepay the Revolving Loans (or, if no Revolving Loans are outstanding, pay to the Agent as cash collateral for the obligation of the Borrower to reimburse any future drawings on any Letter of Credit, with respect to any such amounts the Borrower hereby grants to the Agent, for the pro rata, pari passu benefit of the Revolving Loans, a first priority perfected security interest therein and hereby irrevocably agrees that amounts so held may be applied from time to time in reimbursement of drawings on such Letters of Credit as the same may occur, until the expiration of such Letters of Credit and payment in full of all amounts due with respect to any drawing thereon) to the extent that the outstanding principal amount of the Revolving Loans plus the Letter of Credit Liability exceeds either the Total Revolving Loan Commitment or the Borrowing Base. On each day on which the sum of Tranche A Loans outstanding exceeds the Total Tranche A Commitment, the Borrower shall prepay the Tranche A Loans in an amount equal to such excess.

                  Section 2.15 Application of Prepayments; Mandatory Reduction of Commitments. (a) Subject to Section 2.15(b), all prepayments of the Loans required by Sections 2.14(a) - (d) shall be applied as follows: (i) during the Tranche A Period, first, to prepay the Tranche B Loans until such Tranche B Loans shall have been repaid in full, together with accrued and unpaid interest thereon, second, to prepay the Tranche A Loans until such Tranche A Loans shall have been repaid in full, together with accrued and unpaid interest thereon, third, to prepay the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, fourth, to provide cash collateral for any outstanding Letter of Credit and fifth, to all other outstanding Obligations, if any; and (ii) after the Tranche A Period Date, first, to prepay the Tranche A Loans and the Tranche B Loans, on a pro rata basis among such Loans, at such time until such Tranche A Loans and Tranche B Loans shall have been repaid in full, together with accrued and unpaid interest thereon, second, to prepay the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, third, to provide cash collateral for any outstanding Letter of Credit and fourth, to all other outstanding Obligations, if any. All prepayments of the Tranche A Loans and Tranche B Loans shall be applied first to Base Rate Loans then to Eurodollar Loans, in each case to the scheduled installments of principal thereof in the inverse order of maturity; provided that if the Borrower offers to any Tranche B Lender the right to waive any such prepayment, and any such Lender notifies the Agent of such Lender's

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
waiver of such prepayment not later than three Business Days prior to the date upon which prepayment is due, 50% of the portion of any prepayment which would have been applied to such Tranche B Lender's Tranche B Loans shall be applied pro rata to the remaining installments of the Tranche A Loans and the remaining 50% shall be applied pro rata to repay the outstanding Revolving Loans, if any, or, if no Revolving Loans are outstanding, 100% of the portion of any prepayment which would have been applied to such Tranche B Lender's Tranche B Loans shall be applied pro rata to the remaining installments of the Tranche A Loans; and provided further that once the Tranche A Loans shall have been fully prepaid, such remaining prepayment amounts, if any, shall be applied pro rata to the Tranche B Loans.

                           (b) Upon any payment by the Borrower pursuant to
Section 2.14(a), (b), (c) or (d), the Commitment of each Lender with respect to the Facility to which such payment is applied shall be permanently reduced by an amount equal to the sum of such payment multiplied by such Lender's Commitment Percentage.

                  Section 2.16 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Agent for the account of the Lenders entitled thereto not later than 12:00 noon, California time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's Office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Lender in like funds its Pro Rata Share of payments so received.

                           (b) Whenever any payment to be made hereunder or
under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                           (c) All payments made by the Borrower hereunder and
under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

                  Section 2.17 Fees. (a) The Borrower agrees to pay (without duplication) the fees in the amounts and on the dates specified in the Fee Letter.

                           (b) The Borrower agrees to pay to the Agent for the
account of each Revolving Lender and Tranche A Lender, respectively, a commitment fee, computed at the per annum rate of 1/2 of 1% on the average daily unused portion (minus any undrawn amounts on outstanding Letters of Credit) of
(i) the Revolving Loan Commitment, from and including the Closing Date to the Revolving Loan Maturity Date, payable quarterly in arrears on each Payment Date and on the Revolving Loan Maturity Date or such earlier date, if any, on which the Revolving Loan Commitment shall terminate in accordance with the terms hereof and (ii) the Tranche A Commitment, from and including the Closing Date to the Tranche A Period Date, payable quarterly in arrears on each Payment Date and on the Tranche A Period Date or such earlier date, if any, on which the Tranche A Commitment shall terminate in accordance with the terms hereof.

                           (c) The Borrower agrees to pay to the Agent for the
ratable benefit of the Revolving Lenders a letter of credit commitment fee in an amount equal to the sum of (i) the face amount of any Letter of Credit multiplied by (ii) the percentage amount set forth under the heading "Eurodollar Margin" in the definition of "Applicable Margin" which would then be applicable to the Borrower with respect to Revolving Loans outstanding in an amount equal to the aggregate daily undrawn amount of all Letters of Credit outstanding.

                           (d) Such fees as described in clause (c) above shall
accrue from the date of issuance of each Letter of Credit to the date of the expiration or cancellation thereof, and shall be due and payable in arrears quarterly on each Payment Date, on the Revolving Loan Maturity Date, and on any other date on which the Revolving Loans are paid in full and the Revolving Loan Commitment permanently terminated.

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
                           (e) The fees described in clauses (a), (b) and (c)
above shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                  Section 2.18 Interest Rate Unascertainable, Increased Costs, Illegality. (a) In the event that the Agent, in the case of clause (i) below, or any Lender, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                           (i) on any date for determining the Eurodollar Rate
for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                           (ii) at any time, that the relevant Eurodollar Rate
applicable to any of its Loans shall not represent the effective pricing to such Lender for funding or maintaining a Eurodollar Loan, or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as, for example but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

                           (iii) at any time, that the making or continuance by
it of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; then, and in any such event, the Agent or such Lender shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower shall pay to such Lender, upon such Lender's delivery of written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

                           (b)  In the case of any Eurodollar Loan or
requested Eurodollar Loan affected by the circumstances described in clause
(a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on

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
the Business Day that the Borrower was notified by the Lender pursuant to clause
(a) above; provided, however, that all Lenders whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

                           (c) In the event that the Agent determines at any
time following its giving of notice based on the conditions described in clause
(a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Lenders, whereupon the Borrower's right to request Eurodollar Loans from the Lenders and the Lenders' obligation to make Eurodollar Loans shall be restored.

                           (d) In the event that a Lender determines at any time
following its giving of a notice based on the conditions described in clause
(a)(iii) above that none of such conditions exist, such Lender shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be restored.

                  Section 2.19 Funding Losses. The Borrower shall compensate each Lender, upon such Lender's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans), that such Lender sustains: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.18(a) or 2.18(b) or otherwise), (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a

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

notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Lender under this
Section 2.19 shall be made on the assumption that such Lender has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America, provided that each Lender may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this
Section 2.19.

                  Section 2.20 Increased Capital. If any Lender shall have determined at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), then from time to time, upon such Lender's delivering a written demand therefor to the Agent and the Borrower (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Person for such increased costs or reduction.

                  Section 2.42 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or

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

therein, or by any jurisdiction in which such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.21 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

                           (b)  Each Lender that is not incorporated
under the laws of the United States of America or a state thereof (including each Assignee that becomes a party to this Agreement pursuant to Section 9.4) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor or other applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 or other applicable form pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of such letter and Form 1001 or 4224, or successor or other applicable forms, or other manner of certification, as the case may be, on or before the date

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
that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 or other applicable form that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  Section 2.22 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18, 2.20 or 2.21(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of the Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of the Lender, cause such Lender or its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section
2.22 shall affect or postpone any of the obligations of the Borrower or any of the rights of any Lender pursuant to Section 2.l8, 2.20 or 2.21(a).

                  Section 2.23 Participations Purchased by Lenders in the Letter of Credit Liability.

                           (a) On the date of the issuance of each Letter of
Credit, the Issuing Lender shall be deemed irrevocably and unconditionally to have sold and transferred to each Revolving Lender (other than the Issuing Lender) and each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, an undivided interest and participation, to the extent of such Revolving

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
Lender's Commitment Percentage in effect from time to time, in such Letter of Credit and all Letter of Credit Liability with respect thereto. The Revolving Commitment of each Revolving Lender hereunder shall include that Revolving Lender's share of the Letter of Credit
Liability.

                           (b) In the event that any reimbursement obligation
under this Agreement is not paid when due to the Issuing Lender with respect to any Letter of Credit, the Issuing Lender shall promptly notify the Agent to that effect, and the Agent shall promptly notify each Revolving Lender (other than the Issuing Lender) of the amount of such reimbursement obligation and each Revolving Lender other than the Issuing Lender shall immediately pay to the Agent for distribution to the Issuing Lender, in lawful money of the United States and in same day funds, an amount equal to such Revolving Lender's Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation.

                           (c) The obligation of each Revolving Lender other
than the Issuing Lender to make payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, following the occurrence of any Default or any Event of Default or any of the circumstances referred to in Section 2.4 hereof.

                           (d) Prior to the occurrence of any Event of Default,
the Agent shall promptly distribute to each Revolving Lender its Commitment Percentage (or other applicable share as expressly provided herein) of all amounts received on account of the obligations of the Borrower to repay amounts drawn under any Letter of Credit (in like funds as received). Following the occurrence of an Event of Default, all amounts received by the Agent on account of such obligations shall be disbursed by the Agent as follows:

                           (i) First, to the payment of expenses incurred by
the Agent in the performance of its duties and enforcement of its rights under the Loan Documents, including, without limitation, all costs and expenses of collection, reasonable attorneys' fees, court costs and foreclosure expenses;


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

                           (ii) Then, to the Revolving Lenders, pro rata in
accordance with their respective Commitment Percentages until all outstanding reimbursement obligations for drawing on such Letter of Credit and interest accrued thereon have been paid in full; and

                           (iii) Then, and if but only if there remains any
available amount which has not been drawn under such Letter of Credit, to the Agent to hold as cash collateral for the obligation of the Borrower to reimburse any future drawings on such Letter of Credit, the Borrower hereby granting to the Agent, for the pro rata, pari passu benefit of the Revolving Lenders, a first perfected security interest therein and hereby irrevocably agreeing that amounts so held may be applied from time to time in reimbursement of drawings on such Letter of Credit as the same may occur, until the expiration of such Letter of Credit and payment in full of all amounts due with respect to any drawing thereon.

                           (e) If any payment received from the Borrower on
account of any reimbursement obligation with respect to any Letter of Credit and distributed to a Lender under Section 2.23(d) hereof is thereafter recovered from the Issuing Lender, each Revolving Lender which received such distribution shall, upon demand by the Agent, repay to the Issuing Lender such Revolving Lender's ratable share of the amount so recovered together with an amount equal to such Revolving Lender's ratable share (according to the proportion of (i) the amount of such Revolving Lender's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Lender in respect of the total amount so recovered.

                  Section 2.24 Extension of Revolving Loan Maturity Date. (a) Subject to the terms and conditions hereunder (including the absence of any Default or Event of Default), the Borrower may direct a written request to the Agent that the Revolving Loan Maturity Date then in effect be extended for a one-year period. Any such request for extension must be delivered to the Agent not later than six months prior to the Revolving Loan Maturity Date. Each Revolving Lender may grant or deny its consent to extending the Revolving Loan Maturity Date in its sole discretion by notifying the Agent in writing; provided, however, that any Revolving Lender that fails to respond to such request for extending the Revolving

Loan Maturity Date within 30 days after its receipt thereof shall be deemed to have denied such request for extending the Revolving Loan Maturity Date.

                           (b) In connection with a written request of the
Borrower for an extension of the Revolving Loan Maturity Date, upon the request of the Borrower, the Borrower shall be permitted to replace any non-consenting Revolving Lender and any Revolving Lender that fails to respond to the Agent's written request for an extension of the Revolving Loan Maturity Date within the time period specified in clause (a) above (each, a "Non-Consenting Lender") with a replacement bank or other financial institution (a "Replacement Lender") satisfactory to the Agent, with such replacement to be effective as of the Revolving Loan Maturity Date in effect prior to the requested extension of the Revolving Loan Maturity Date; provided, however, that (i) such replacement does not conflict with any applicable law, (ii) the Replacement Lender shall purchase from the Non-Consenting Lender (A) at par, all Revolving Loans, (B) all accrued interest, and (C) all other amounts owing to such Non-Consenting Lender in respect of such Revolving Lender's Revolving Loans on or prior to the date of replacement, in each case, (iii) the Borrower shall be liable to such Non-Consenting Lender under Section 2.19 if any Loan owing to such Non-Consenting Lender shall be prepaid (or purchased) other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) such replacement shall be made in accordance with the provisions of Section 9.4 (provided that the Borrower or the relevant Replacement Lender shall be obligated to pay the transaction expenses arising in connection therewith), (v) the Replacement Lender shall have agreed to be subject to all of the terms and conditions of this Agreement (including the extension of the Revolving Loan Maturity Date) and (vi) no Event of Default shall have occurred and be continuing. The Agent hereby agrees to cooperate with the Borrower in its efforts to arrange one or more Replacement Lenders as contemplated by this
Section 2.24(b).

                           (c) Any extension of the Revolving Loan Maturity Date
contemplated by Section 2.24(a) shall be effective only upon the consent of all Revolving Lenders after giving effect to the provisions of Section 2.24(b). Except as otherwise provided in this Section 2.24, all

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
other terms of this Agreement shall remain unchanged and with the same force and effect.

                           (d) If the extension of the Revolving Loan Maturity
Date is approved by all of the Revolving Lenders as provided in Section 2.24(c), the Borrower shall retain the right to request one additional one year extension in the manner provided in this Section 2.24.


SECTION 3.        CONDITIONS PRECEDENT.

                  Section 3.1 Conditions Precedent to Initial Loans and Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of each Lender to make its initial Loans is subject to the satisfaction on the Closing Date of the following conditions precedent:

                           (b)  Loan Documents.

                           (i) Credit Agreement. The Borrower shall have
executed and delivered this Agreement to the Agent.

                           (ii) Notes. The Borrower shall have executed and
delivered to each of the Lenders the appropriate Notes in the amount, maturity and as otherwise provided herein.

                           (iii) Security Agreements. The Borrower shall have
executed and delivered to the Agent a security agreement substantially in the form set forth as Exhibit B-1 hereto and each Guarantor shall have executed and delivered to the Agent a security agreement substantially in the form set forth as Exhibit B-2 hereto (each such agreement, as amended, modified or supplemented from time to time, a "Security Agreement").

                           (iv) Pledge Agreements. The Borrower shall have
executed and delivered to the Agent a pledge agreement substantially in the form set forth as Exhibit C-1 hereto and each Guarantor shall have executed and delivered to the Agent a pledge agreement substantially in the form set forth as Exhibit C-2 hereto (each such agreement, as amended, modified or supplemented from time to time, a "Pledge Agreement").


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
                           (v) Guarantees. Each Subsidiary of the Borrower shall
have executed and delivered to the Agent a guarantee substantially in the form set forth as Exhibit E hereto (as amended, modified or supplemented from time to time, a "Guarantee").

                           (vi) Other Documents. The Borrower shall have
executed and delivered to the Agent all other Loan Documents to be entered into in connection with the Transactions.

                           (b) Opinions of Counsel. The Agent shall have
received legal opinions, dated the Closing Date, from Jones, Day, Reavis & Pogue and Broad and Cassel, counsel to the Loan Parties in form and substance satisfactory to the Agent.

                           (c) Corporate Documents. The Agent shall have
received the Articles of Incorporation (or other formation documents) of each Loan Party as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the Secretary of State of the appropriate jurisdiction as of a date not more than five days prior to the Closing Date, together with a good standing certificate from such Secretary of State to be dated a date not more than eight days prior to the Closing Date.

                           (d) Certified Resolutions, etc. The Agent shall have
received a certificate of the Secretary or Assistant Secretary of each Loan Party and dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of such Loan Party authorized to sign the applicable Loan Documents, (ii) the By-Laws or limited partnership agreement, as applicable, of such Loan Party as in effect on the Closing Date, (iii) the resolutions of such Loan Party's Board of Directors approving and authorizing the execution, delivery and performance of all Transaction Documents executed by such Loan Party, and (iv) that there have been no changes in the Articles of Incorporation (or other formation document) of such Loan Party since the date of the most recent certification thereof by the Secretary of State of the appropriate jurisdiction.

                           (e) Insurance. The Agent shall have received an
independent insurance profile on the Loan Parties prepared by Morgan and Brewster or such other

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

Person as the Agent shall appoint, which profile shall reflect insurance on the Loan Parties' operations satisfactory to the Agent.

                           (f) Lien Search Reports. The Agent shall have
received satisfactory reports of Uniform Commercial Code, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent with respect to the Loan Parties in each of the locations set forth in Schedule II of the Security Agreement.

                           (g) UCC-1 Financing Statements. The Agent shall have
received acknowledgment copies (or other evidence of filing) of each UCC-1 financing statement relating to the Collateral and all of the security interests created under the Loan Documents shall, except for Liens permitted pursuant to
Section 6.3, be perfected first priority security interests.

                           (h) Pledged Stock. The Agent shall have received the
original stock certificates or other evidence of beneficial ownership evidencing the stock and partnership interests pledged pursuant to each Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

                           (i) Corporate, Capital and Legal Structure. The
corporate, capital and legal structure of the Loan Parties, all agreements relating thereto, and all organizational documents of the Loan Parties shall be satisfactory in form and substance to the Agent.

                           (j) Financial Statements and Projections. The Agent
shall have received (i) the audited financial statements of the Borrower and its Subsidiaries for the fiscal years ending December 31, 1996 and December 31, 1997
(ii) the unaudited financial statements of the Borrower and its Subsidiaries for the fiscal period ending on March 31, 1998 (which unaudited financial statements the Borrower shall cause to be audited by the Auditors in accordance with GAAP as promptly after the Closing Date as is reasonably practicable) and (iii) financial projections, prepared in good faith using reasonable assumptions, demonstrating the projected financial condition of the Borrower and its Subsidiaries for the six year period following the Closing Date, which projections shall be accompanied by a written statement

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
of the assumptions underlying the projections, in each case in form and substance satisfactory to the Agent.

                           (k) Environmental Matters. The Agent shall (i) be
satisfied that no Loan Party is subject to any present or contingent environmental liability which could have a Material Adverse Effect and (ii) have received an environmental audit report in form and substance satisfactory to the Agent prepared by an independent environmental consultant acceptable to the Agent with respect to the properties and business of each Loan Party and each of their Environmental Affiliates.

                           (l) Funds Flow Instructions. The Agent shall have
received detailed instructions satisfactory to it describing the funds flow in connection with the Transactions on the Closing Date.

                           (m) Fees and Expenses. The Agent shall have received,
for its account and for the account of each Lender, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Closing Date, including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP and any other counsel retained by the Agent.

                           (n) Consents, Licenses, Approvals, etc. The Agent
shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by each Loan Party and the validity and enforceability, of the Loan Documents, or in connection with the Transactions, and such consents, licenses and approvals shall be in full force and effect.

                           (o) Borrowing Base Certificate. The Agent shall have
received a Borrowing Base Certificate and an accounts receivable aging schedule from the Borrower, in each case satisfactory to the Agent, completed using relevant data from April 30, 1998.

                           (p) Material Adverse Change. Since December 31, 1997
there shall not have occurred any event, act or condition (and the Lenders shall not have become aware of any facts or conditions not previously known) with respect to the consolidated assets, liabilities, operations, business or financial condition

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
of any Loan Party which has had, or could have, a Material Adverse Effect.

                           (q) Certain Changes. Trading in securities generally
on The New York Stock Exchange or American Stock Exchange or NASDAQ shall not have been suspended and minimum or maximum prices shall not have been established on any such exchange; (ii) a banking moratorium shall not have been declared by United States or New York banking authorities; (iii) there shall not have been (A) an outbreak or escalation of hostilities between the United States and any other power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in, or development with respect to, the financial markets of the United States or elsewhere, which, in the sole judgment of the Lenders, makes it impracticable or inadvisable to proceed with the consummation of the Transactions.

                           (r) No Litigation. No law or regulation shall have
been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened (i) with respect to the Transactions or the Loan Documents or (ii) which the Borrower or any Lender shall determine is reasonably likely to have a Material Adverse Effect.

                           (s) Officer's Certificate. The Agent and each of the
Lenders shall have received a certificate of the chief financial officer of the Borrower, dated the Closing Date, together with such supporting factual information as the Agent and each Lender shall reasonably request, certifying that, after giving effect to the Transactions, each Loan Party shall (i) be Solvent and shall remain Solvent as a result of incurring the Indebtedness contemplated in connection with the Loan Documents, (ii) have sufficient capital to engage in its respective business and (iii) not have incurred Indebtedness which the Borrower or any Subsidiary shall not have the ability to repay as it matures.

                           (t) Existing Indebtedness. The Agent shall have
received evidence satisfactory to it that the proceeds of the Tranche B Loans shall repay in full that portion of the Existing Indebtedness of the Borrower and its Subsidiaries set forth in Part Two of Schedule 6.2,

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
that all lenders of such Existing Indebtedness shall have released (or shall, effective immediately upon receipt of such proceeds, release) each Loan Party from any and all obligations under the Existing Indebtedness, (ii) that all commitments of the lenders of such Existing Indebtedness to make loans or advances to any Loan Party shall be terminated on or prior to the Closing Date and (iii) that all Liens securing obligations of each Loan Party under the Existing Indebtedness shall be released and terminated on or prior to the Closing Date (or shall, effective immediately upon receipt of the proceeds of the initial Loan in an amount sufficient to repay all amounts owing in respect of the Existing Indebtedness, release and terminate all such Liens).

                           (u) Title Insurance. The Agent shall have received a
paid policy of mortgagee title insurance with respect to the Mortgaged Premises (as defined in the Mortgages), if any, in amount satisfactory to the Lenders and issued by a title insurance company satisfactory to the Agent and the Lenders.

                           (v) Proceeds from Sale of Equity. The Agent shall
have received evidence of the Borrower's receipt of not less than $7,000,000 (minus transaction costs) from the sale of the Borrower's preferred and/or common stock, pursuant to the Securities Purchase Agreement, which shall be in form and substance, and provide for terms, satisfactory to the Lenders in their sole discretion.

                           (w) Additional Matters. The Agent shall have received
such other certificates, opinions, documents and instruments relating to the Transactions, and such information relating to the Accounts, as may have been reasonably requested by the Agent or any Lender, and all corporate and other proceedings and all other related documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Lenders.

                  Section 3.2 Conditions Precedent to All Loans. The obligation of each Lender to make any Loan (including the initial Loans made on the Closing
Date) is subject to the satisfaction on the date such Loan is made of the following conditions precedent:

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
                           (a) Representations and Warranties. The
representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loans.

                           (b) No Default or Event of Default. No Default or
Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans.

                           (c) Notice of Borrowing. The Agent shall have
received a fully executed Notice of Borrowing in respect of the Loans to be made on such date.

                           (d) No Litigation. No law or regulation shall have
been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which the Borrower or the Required Lenders shall determine is reasonably likely to have a Material Adverse Effect.

                           (e) Material Adverse Change. Since the Closing Date
there shall not have occurred any event, act or condition with respect to the consolidated assets, liabilities, operations, business or financial condition of any Loan Party which has had, or could have, a Material Adverse Effect.

                           (f) Other Documentation. The Agent and the Lenders
shall have received such other certificates, opinions and other documentation as each shall reasonably request.

                  Section 3.3 Conditions Precedent to Each Tranche A Funding of Acquisitions.

                           (a) The obligations of the Tranche A Lenders to make
each Tranche A Loan is subject to the following conditions precedent (in addition to those set forth in Sections 3.1 and 3.2). With respect to the proposed Acquisition (such acquisition meeting each of the following requirements, a "Qualified Acquisition"):

                           (i) Documents. Not less than three Business Days
prior to the proposed Acquisition the

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
Borrower shall deliver to the Agent a Qualified Acquisition Certificate in form and substance reasonably satisfactory to the Agent. Within thirty days of the closing of each Acquisition the Borrower shall deliver to the Agent a complete set of conformed copies of the Acquisition Documents in respect of such Acquisition.

                           (ii) Waiting Periods. All related waiting periods
shall have been satisfied (including waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable).

                           (iii) Collateral Documents. The Borrower shall have
executed and delivered to the Agent UCC-1 financing statements listing the Agent as the secured party, notices to insurers and any other documents or instruments that the Agent may require in connection with the Acquisition.

                           (iv) Further Assurances. Upon the written request
of the Agent, the Borrower shall have duly executed and delivered, or cause to be duly executed and delivered, at its own cost and expense, such further instruments as may be necessary or proper, in the reasonable judgment of the Agent, relating to the satisfaction of the conditions in this Section 3.3 (including, without limitation, legal opinions).

                           (v) Proposed Target. The Agent shall have received
satisfactory evidence that the Person with which the Borrower proposes to affiliate is a Medical Group, Ancillary Service Facility or independent physician association that has Qualifying Net Income (each such Person a "Qualified Target").

                           (vi) Limitation on Amounts. The Borrower shall
deliver to the Agent a certificate of its chief financial officer (showing calculations in reasonable detail) certifying that the total cash and non-cash consideration paid for such Acquisition shall not exceed any of the following amounts: (i) $7,500,000; (ii) when added to the sum of all cash and non-cash consideration paid for Acquisitions in the previous 12 months, $20,000,000;
(iii)in the case of an Acquisition of an Ancillary Services Facility, five times historical EBITDA, and for any other Acquisition, seven times the Annual Management Fee. In addition, (A) the total cash consideration for such Acquisition shall not exceed five

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
times the Annual Management Fee and (B) the Management Services Agreement in respect of such Acquisition shall contain no provision for voluntary termination by either party prior to the Final Maturity Date. All non-cash consideration paid for an Acquisition must be in the form of (i) Series B Preferred Stock, issued in accordance with and containing the terms and provisions set forth in the Certificate of Designation for such Series B Preferred Stock attached hereto as Exhibit L, (ii) the Borrower's Common Stock, par value $.001 per share, or
(iii) subordinated convertible promissory notes in form and substance satisfactory to the Lenders; provided that such promissory notes may only be issued if no Default or Event of Default has occurred and is continuing or would result from the issuance thereof.

                           (vii) Indebtedness to Pro Forma Consolidated EBITDA.
The ratio of Indebtedness to Pro Forma Consolidated EBITDA of the Borrower and its Subsidiaries shall not exceed 4.00:1.00 after giving effect to the proposed Acquisition, as set forth in a reasonably detailed officer's certificate satisfactory to the Agent and delivered simultaneously with the Qualified Acquisition Certificate.

                           (viii) No Default or Event of Default. No Default or
Event of Default shall have occurred and be continuing after giving effect to the proposed Acquisition.

                  Section 3.4 Representation; Delivery of Documents. The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Loan have been satisfied. All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes

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
the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

                  Section 4.1 Corporate Status. Each Loan Party (i) is identified on the organizational chart attached as Schedule 4.1; (ii) is a corporation (or other entity as indicated thereon) duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (iii) has the corporate (or other) power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iv) except as set forth in
Part III of Schedule 4.1, has duly qualified and is authorized to do business and is in good standing as a foreign corporation (or other entity) in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not result in a Material Adverse Effect.

                  Section 4.2 Corporate Power and Authority. Each Loan Party has the corporate (or other) power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate (or other) action to authorize the execution, delivery and performance by it of such Loan Documents. Each Loan Party has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  Section 4.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Transactions, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions

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
of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Articles of Incorporation (or other formation document), By-Laws or limited partnership agreement of such Loan Party.

                  Section 4.4 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Loan Party or any Affiliated Medical Entity after due inquiry, threatened (i) with respect to any of the Transactions or the Loan Documents or (ii) that could, individually or in the aggregate, result in a Material Adverse Effect.

                  Section 4.5 Financial Statements; Financial Condition; etc. Each of the financial statements delivered pursuant to Section 3.1(j) were prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normal year-end adjustments. The Loan Parties have no material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto.

                  Section 4.6 Solvency. On the Closing Date and after and giving effect to the Transactions, each Loan Party will be Solvent.

                  Section 4.7 Material Adverse Change. Since December 31, 1997, there has occurred no event, act or condition which has had, or could have, a Material Adverse Effect.

                  Section 4.8 Use of Proceeds; Margin Regulations. All proceeds of each Loan will be used by the Borrower only in accordance with the provisions of Section 5.13. No part of the proceeds of any Loan will

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
be used by any Loan Party to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

                  Section 4.9 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required on the part of any Loan Party to authorize, or is required on the part of any Loan Party in connection with
(i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except those that have already been duly made or obtained and remain in full force and effect.

                  Section 4.10 Security Interests and Liens. The Security Documents create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the ratable benefit of the Lenders, and subject to no other Liens other than Liens permitted by Section 6.3. Upon the satisfaction of the conditions precedent described in Sections 3.1(g) and 3.1(h), such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 4.10 and except with respect to Liens permitted pursuant to Section 6.3) to the extent such security interests and Liens may be perfected by the actions specified in Sections 3.1(g) and 3.1(h), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) filings with the United States Patent and Trademark Office and the United States Copyright Office and (iii) filings required pursuant to securities and other laws that may be applicable to the disposition of any Collateral.

                  Section 4.11 Tax Returns and Payments. Each Loan Party has filed all tax returns required to be filed by it and has paid all known taxes and assessments

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
payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

                  Section 4.12 ERISA. No Loan Party has or has had any Plans. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. There are no Unfunded Benefit Liabilities under any Plan. Each Loan Party and each member of its ERISA Controlled Group has complied with the requirements of
Section 515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to any Multiemployer Plan. The aggregate potential total withdrawal liability and the aggregate potential annual withdrawal liability payments of such Loan Party and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if each Loan Party and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $50,000 and $50,000, respectively. To the best knowledge of each Loan Party and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by any Loan Party or any member of its ERISA Controlled Group to be, incurred by such Loan Party or any member of its ERISA Controlled Group. Except as otherwise disclosed on Schedule 4.12 hereto, neither any Loan Party nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by any Loan Party or any member of its ERISA Controlled Group to be imposed on the assets of such Loan Party or any member of its ERISA Controlled Group. Each Plan is in compliance in all material respects with the applicable provisions of

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
ERISA, the Code and other federal or state law. There has been no prohibited transaction (for purposes of Section 406 of ERISA and Section 4975 of the Code) or violation of the fiduciary responsibility rules of ERISA with respect to any Plan.

                  Section 4.13 Investment Company Act; Public Utility Holding Company Act. No Loan Party is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  Section 4.14 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Loan Party or Affiliated Medical Entity in writing to the Agent or any Lender on or prior to the Closing Date, for purposes of or in connection with this Agreement, the Transactions or any Acquisition is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Closing Date, there are no facts, events or conditions known to any Loan Party or Affiliated Medical Entity which, individually or in the aggregate, have or reasonably could be expected to have a Material Adverse Effect. The projections and pro forma financial information included in such information are based on good faith estimates and assumptions believed by the Persons furnishing such projections and information to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that any actual results during the period or periods covered by any such projections may differ from the projected results. Except as expressed herein, the Borrower makes no representations or warranties with respect to such projections and pro forma financial information.

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
                  Section 4.15 Corporate Structure; Capitalization. Schedule 4.1 hereto sets forth the number of authorized and issued shares of capital stock or other ownership interest of each Loan Party and the registered owner(s) of each Subsidiary of the Borrower. All of such stock and interests have been duly and validly issued and are fully paid and non-assessable. Except as set forth on
Schedule 6.2, no Loan Party has outstanding any securities convertible into or exchangeable for its capital stock or other ownership interests nor does any Loan Party have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other ownership interest.

                  Section 4.16 Environmental Matters. (a) (i) Each of the Loan Parties and its Environmental Affiliates is in compliance in all material respects with all applicable Environmental Laws, (ii) each of the Loan Parties and its Environmental Affiliates has all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted, (iii) none of the Loan Parties nor any of their Environmental Affiliates has received any material communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such Loan Party or Environmental Affiliate is not in full compliance with all Environmental Laws, and (iv) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

                           (b) There is no Environmental Claim pending or
threatened against any Loan Party or its Environmental Affiliates.

                           (c) There are no past or present actions, activities,
circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against any Loan Party or any of its Environmental Affiliates.


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
                           (d) Without in any way limiting the generality of the
foregoing, (i) there are no on-site or (except for properly permitted off-site disposal sites) off-site locations in which any Loan Party or its Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by any Loan Party or its Environmental Affiliates,
(iii) there is no friable asbestos in any building, building component, structure or office space owned or leased by any Loan Party or its Environmental Affiliates, and (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by any Loan Party or its Environmental Affiliates.

                  Section 4.17 Patents, Trademarks, etc. Each Loan Party has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. No material product, process, method, substance, part or other material presently sold by or employed by any Loan Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or, to the knowledge of any Loan Party, threatened any claim or litigation against or affecting any Loan Party contesting its right to sell or use any such product, process, method, substance, part or other material.

                  Section 4.18 Ownership of Property. Schedule 4.18 sets forth all the real property owned or leased by each Loan Party and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned, and if such property is leased, the length of the lease term. Each Loan Party has good and marketable fee simple title to or valid leasehold interests in all of such real property and good title to all of its personal property subject to no Lien of any kind except Liens permitted hereby. Each Loan Party enjoys peaceful and undisturbed possession under all of its respective leases.

                  Section 4.19 No Default. No Loan Party is in default under or with respect to any agreement,

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instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

                  Section 4.20 Licenses, etc. Each Loan Party and each Affiliated Medical Entity has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

                  Section 4.21 Compliance With Law and Licensing Requirements; Patient Trust Funds. Each Loan Party and each Affiliated Medical Entity is in compliance with all material laws, rules, regulations, orders, judgments, writs and decrees relevant to its business. All material state licenses, permits and Medicaid/Medicare provider/billing agreements necessary to operate the Affiliated Medical Entities' businesses have been obtained by the Affiliated Medical Entities, are in full force and effect and are not the subject of any revocation or termination action by the issuing agencies. Each Affiliated Medical Entity has maintained all patient trust funds in separate accounts and have accounted for such funds at least annually in accordance with all applicable laws, rules and regulations.

                  Section 4.22 Accounts. The Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to the Agent, with respect to each Eligible Account:

                  (a) it is genuine and in all respects what it purports to be, and has not been reduced by a judgment;

                  (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by the relevant Loan Party or Affiliated Medical Entity in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, or other documents relating thereto and forming a part of the contract between the Loan Party or Affiliated Medical Entity and the Account Debtor;

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                  (c) it is for an amount maturing as stated in an invoice
covering such sale or rendition of services;

                  (d) such Account, and the Agent's security interest therein, is not, and will not (by voluntary act or omission of any Loan Party) be in the future, subject to any Lien or any known offset, deduction, defense, dispute, counterclaim or any other adverse condition, and to the best of the Borrower's knowledge, each such Account is absolutely owing to the relevant Loan Party and is not contingent in any respect or for any reason;

                  (e) to the best of the Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Eligible Accounts;

                  (f) to the best of the Borrower's knowledge, the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Eligible Account was executed;

                  (g) it has been billed or will be billed in the ordinary course of business and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Eligible Account;

                  (h) the relevant Loan Party has obtained and currently has all Medicaid and Medicare provider numbers, licenses, permits and authorizations to the extent necessary to ensure the validity of such Eligible Accounts;

                  (i) the services provided and reflected by each Medical Account were medically necessary for the patient, and the patient has received such services;

                  (j) fees for services which are subject to limitations imposed by workers' compensation regulations or by contracts for reimbursement from an Insurer do not exceed the limitations so imposed, and each Medical Account for which the fees are so restricted has been clearly identified as being subject to such restriction; and

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                  (k) with respect to each Medical Account, all consents,
licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by an Affiliated Medical Entity in connection with the grant of a security interest in such Medical Account have been duly obtained, effected or given and are in full force and effect.

                  Section 4.23 Year 2000. Each Loan Party has initiated a review of its operations with a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware or software used in its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based on such review, as of the date hereof, the Borrower has no reason to believe that a Material Adverse Effect will occur with respect to such business or operations resulting from any such risk.

                  Section 4.24 Additional Representations and Warranties. The representations and warranties set forth in the Securities Purchase Agreement are true and correct as of the date hereof (except for those which by their terms specifically relate to a different date).

SECTION 5.        AFFIRMATIVE COVENANTS.

                  The Borrower covenants and agrees that until the Total Commitment has terminated, and the Obligations are paid in full:

                  Section 5.1 Information Covenants. The Borrower will furnish to each Lender:

                           (a) Quarterly Financial Statements. Within 45 days
after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with

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the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

                           (b)  Annual Financial Statements.  Within
90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by the Auditors, in each case together with a report stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with GAAP, the Auditors have obtained no knowledge of any Default or Event of Default, or if in the opinion of the Auditors such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                           (c)  Compliance Certificates.  At the time
of the delivery of the financial statements under clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower (each a "Compliance Certificate") which certifies (x) that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries as at the dates and for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of the related accounting period or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the

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calculations required to establish (i) whether the Borrower was in compliance with the provisions of Section 6.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate, and
(ii) in the case of the financial statements delivered pursuant to clause (b) above, the amount of Excess Cash Flow for the respective fiscal year.

                           (d) Borrowing Base Certificates. (i) On or before the
forty-fifth Business Day following each fiscal quarter, a borrowing base certificate in the form of Exhibit F (each, a "Borrowing Base Certificate") setting forth the Borrowing Base as of the last day of such quarter; provided that nothing contained herein shall prevent the Borrower from delivering to the Lenders a Borrowing Base Certificate more frequently than as set forth above; and (ii) each Borrowing Base Certificate delivered to the Lenders shall be certified by the chief financial officer of the Borrower.

                           (e) Receivables Information. Within 60 days after the
end of each calendar month, an accounts receivable aging summary schedule and a payable aging schedule, each on a form reasonably acceptable to the Agent.

                           (f) Management Letters. Promptly after the Borrower's
receipt thereof, a copy of any "management letter" or other material audit-related report received by the Borrower from its Auditors.

                           (g) Budgets. Within 60 days after the first day of
each fiscal year of the Borrower beginning with fiscal year 2000, a budget and financial forecast of results of operations and sources and uses of cash (in form satisfactory to the Required Lenders) prepared by the Borrower for such fiscal year in respect of itself and its Subsidiaries, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and assumptions are reasonable and represent the Borrower's good faith estimate of its and its Subsidiaries' future financial requirements and performance. The financial statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be accompanied by a comparison of the actual

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financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause (g) together with an explanation of any material variations from the results anticipated in such forecasts.

                           (h) Notice of Default or Litigation. Promptly and in
any event within five Business Days after any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any litigation or governmental proceeding pending or, to the knowledge of any Loan Party, threatened against any Loan Party which reasonably could be expected to have a Material Adverse Effect and (iii) any other event, act or condition known to any Loan Party which reasonably could be expected to have a Material Adverse Effect.

                           (i) ERISA.

                                    (i)  As soon as possible and in any
event within 10 days after any Loan Party or any member of its ERISA Controlled Group knows, or has reason to know, that:

                           (A) any Termination Event with respect to a Plan has occurred or will occur, or

                           (B) any condition exists with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on any Loan Party or any member of its ERISA Controlled Group, or

                           (C) any Loan Party or any member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or

                           (D) any Loan Party or any member of its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, or

                           (E) the aggregate present value of the Unfunded Benefit Liabilities under all Plans has in

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         any year increased by $50,000 or to an amount in excess of $50,000, or

                           (F) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by any Loan Party or any member of its ERISA Controlled Group from a Multiemployer Plan, or

                           (G) any Loan Party or any member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                           (H) a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or

                           (I) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of any Loan Party and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year increased by $50,000 or to an amount in excess of $100,000, or

                           (J) there is an action brought against any Loan Party or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the president or chief financial officer of the relevant Loan Party setting forth the details of each of the events described in clauses (A) through (J) above as applicable and the action which the relevant Loan Party or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through
(J) above, as applicable.

                                    (ii)  As soon as possible and in any
event within two Business Days after the receipt by any Loan Party or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying such Loan Party

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or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of such Loan Party setting forth the action which such Loan Party or such member of its ERISA Controlled Group proposes to take with respect thereto.

                           (j) SEC Filings. Promptly upon transmission thereof,
copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which any Loan Party shall send to its stockholders.

                           (k) Environmental. Promptly and in any event within
five Business Days after the existence of any of the following conditions, a certificate of the chief executive officer or chief financial officer of any Loan Party specifying in detail the nature of such condition and such Loan Party's or Environmental Affiliate's proposed response thereto: (i) the receipt by such Loan Party or any of its Environmental Affiliates of any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such Loan Party or Environmental Affiliate is not in compliance in any material respect with applicable Environmental Laws, (ii) any Loan Party or any of its Environmental Affiliates shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against any Loan Party or such Environmental Affiliate that could reasonably be expected to have a Material Adverse Effect, or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against any Loan Party or any of its Environmental Affiliates that could reasonably be expected to have a Material Adverse Effect.

                           (l) Other Information. From time to time, such other
information or documents (financial or otherwise) as any Lender may reasonably request.

                  Section 5.2 Books, Records, Inspections and Collateral Audits. The Borrower shall, and shall cause each of its Subsidiaries and Affiliated Medical Entities to, keep proper books of record and account in which

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full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Lender may desire. The Borrower shall, and shall cause each of its Subsidiaries and Affiliated Medical Entities to, permit the Agent (at the instruction of the Required Lenders) or its representatives or agents, at the expense of the Borrower, to conduct audits to inspect, review and evaluate the Collateral.

                  Section 5.3 Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date, and (b) furnish to the Agent from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent may reasonably request.

                  Section 5.4 Taxes. (a) The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

                           (b) The Borrower shall not, and shall not permit any
of its Subsidiaries to, file or consent to the

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filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries).

                  Section 5.5 Corporate Franchises. The Borrower shall, and shall cause each of its Subsidiaries and Affiliated Medical Entities to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals.

                  Section 5.6 Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries and Affiliated Medical Entities to, comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including, without limitation, ERISA and all Environmental Laws.

                  Section 5.7 Performance of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party.

                  Section 5.8 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear and obsolescence excepted.

                  Section 5.9 Interest Rate Protection. The Borrower shall, no later than 150 days after the Closing Date, enter into interest rate protection agreements with counterparties and subject to terms and conditions, covering notional principal amounts, and with counterparties, satisfactory to the Agent and the Lenders, which agreements shall protect the Borrower

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against interest rate fluctuations in respect of 50% of the scheduled maximum outstanding amount of the Loans.

                  Section 5.10 Additional Collateral. The Borrower shall, and shall cause each Subsidiary now or hereafter existing to, grant to the Agent security interests, mortgages and deeds of trust in such of its assets and properties (whether now existing or hereafter acquired) as are not covered by the Security Documents, as may be reasonably required from time to time by the Required Lenders (collectively, the "Additional Security"). All such Additional Security shall be granted at the Borrower's expense pursuant to documentation reasonably satisfactory in form and substance to the Required Lenders and shall constitute valid and enforceable perfected security interests, mortgages and deeds of trust superior to and prior to the rights of all third persons and subject to no other Liens (except with respect to Liens permitted pursuant to Section 6.3). The Additional Security or instruments related thereto shall be duly recorded or filed by the Borrower in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent granted pursuant to the Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower.

                           Section 5.11 Subsidiary Guarantees and Security
Agreements. The Borrower shall cause each Person which becomes a Subsidiary after the Closing Date to execute and deliver to the Agent a Guarantee and a Security Agreement and shall cause the appropriate Loan Party to execute and deliver to the Agent a Pledge Agreement, together with such officer's certificates, resolutions and other assurances related thereto as the Agent shall reasonably request within 10 days of such Person becoming a Subsidiary. Furthermore, the Borrower shall within such 10 day period deliver to the Agent the stock certificates or other evidence of ownership interest in such Subsidiary, together with stock powers duly executed in blank, and execute such other documents in connection therewith as the Agent may reasonably request.

                           Section 5.12 Licensure; Medicaid/ Medicare Cost
Reports. The Borrower shall cause each relevant Loan Party and Affiliated Medical Entity to

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maintain all provider numbers and licenses necessary to ensure the validity of
Eligible Accounts, and take any steps necessary to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare cost reports will be properly filed by each relevant Loan Party and Affiliated Medical Entity.

                           Section 5.13 Use of Proceeds. The proceeds of the
Tranche A Loans shall be used solely to finance Qualified Acquisitions. The proceeds of the Tranche B Loans shall be used solely to refinance Existing Indebtedness. The proceeds of the Revolving Loans made after the Closing Date shall be used solely (i) to pay transaction costs, (ii) for the Borrower's working capital and general corporate purposes and (iii) to acquire Ancillary Service Facilities and to pay for management information services expenses and legal and other professional fees relating thereto.

                           Section 5.14 Year 2000. Each Loan Party shall take
all action necessary to ensure that computer hardware and software used in its business and operations will, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods prior to January 1, 2000. At the request of the Agent or any Lender, the Borrower shall provide the Agent or such Lender, as the case may be, with assurance reasonably acceptable to the Agent or such Lender, as the case may be, of such Loan Party's year 2000 capability.


SECTION 6.        NEGATIVE COVENANTS.

                  The Borrower covenants and agrees that until the Total Commitment has terminated, and the Obligations are paid in full:

                  Section 6.1  Financial Covenants.

                           (a) Leverage Ratio. The Borrower shall not permit the
ratio of Consolidated Total Indebtedness to Pro Forma Consolidated EBITDA (the "Leverage Ratio") to exceed, at the end of any fiscal quarter ending during any period listed below, the ratio set forth opposite such period:

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         Period                                                   Ratio
         ------                                                   -----
Closing Date to and including
June 30, 2000                                                     4.00:1.0
June 30, 2000 to and including
June 30, 2001                                                     3.50:1.0
At any time after June 30, 2001                                   3.00:1.0

                           (b) Interest Coverage Ratio. The Borrower shall not
permit the ratio of Pro Forma Consolidated EBITDA to Consolidated Interest Expense for any fiscal quarter ending during any period listed below, to be less than the ratio set forth opposite such period:

         Period                                                   Ratio
         ------                                                   -----
Closing Date to and including
March 31, 1999                                                    2.50:1.0
March 31, 1999 to and including
March 31, 2000                                                    2.75:1.0
At any time after March 31, 2000                                  3.00:1.0

                           (c) Fixed Charge Coverage Ratio. The Borrower shall
not permit the ratio of Consolidated EBITDA less Capital Expenditures to Fixed Charges to be less than 1.25:1.0 at any time.

                           (d) Minimum Consolidated Net Worth. The Borrower
shall not permit Consolidated Net Worth at any time to be less than the sum of
(a) $50,000,000 plus (b) 80% of cumulative Consolidated Net Income for all fiscal quarters ending after the Closing Date (determined without making any reduction in the amount thereof by reason of any net loss arising in any fiscal quarter) plus (c) 100% of the net proceeds received by the Borrower or any of its Subsidiaries through the sale of the Company's preferred and/or common stock pursuant to the Securities Purchase Agreement on the Closing Date and the sale of any common stock or preferred stock of the Borrower or any of its Subsidiaries thereafter minus (d) Amounts Due From Affiliated Physicians.

                           (e) Maximum Funded Indebtedness to Total
Capitalization. The Borrower shall not permit the ratio of Funded Indebtedness to Total Capitalization to exceed 0.50:1.0.

                           (f) Minimum Consolidated EBITDA. The Borrower shall
not permit its Consolidated EBITDA (annualized for the first three quarters after the

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Closing Date by multiplying actual Consolidated EBITDA (i) for the first quarter by four (4), (ii) for the first and second quarters by two (2) and (iii) for the first, second and third quarters by four-thirds (4/3)) to be less than $7,500,000 plus 75% of the management fees collected from Medical Groups which become Affiliated Medical Entities after the Closing Date.

                           (g) For purposes of calculating compliance with the
financial covenants contained in this Section 6.1 with respect to the time periods that include the date hereof through and including March 31, 1999, the Nagpal Note shall not be included as "Indebtedness."

                  Section 6.2 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

                           (a) Indebtedness hereunder and under the other Loan
Documents;

                           (b) Existing Indebtedness;

                           (c) Indebtedness permitted under Section 6.6;

                           (d) Indebtedness of the Borrower of the type
described in clause (vii) of the definition of Indebtedness to the extent required under Section 5.9;

                           (e) Indebtedness with respect to Capitalized Leases
and other purchase money Indebtedness the Lien supporting which is permitted pursuant to Section 6.3(g), in each case incurred to finance Capital Expenditures permitted under Section 6.8, not in excess of, when added to any Indebtedness permitted under Section 6.2(i), $7,500,000 in the aggregate at any one time outstanding; provided that any such Indebtedness shall not exceed 90% of the lesser of the purchase price or the fair market value of the asset so financed;

                           (f) Indebtedness assumed or incurred in connection
with a Qualified Acquisition;

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                           (g) Indebtedness of the Borrower to any its
wholly-owned Subsidiaries or any Subsidiary of the Borrower to the Borrower;

                           (h) any refinancing, extension, renewal or refunding
of any Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); and

                           (i) Other Indebtedness created, incurred or assumed
after the date hereof not enumerated in clauses (a) through (h) above, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed, when added to any Indebtedness permitted under Section 6.2(e), $7,500,000 at any one time.

                  Section 6.3 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property or assets (whether tangible or intangible and including, without limitation, any document or instrument in respect of goods or Accounts) now owned or hereafter acquired, other than:

                           (a) Liens existing on the Closing Date and set forth
on Schedule 6.3 hereto;

                           (b) Liens for taxes not yet due or which are being
contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

                           (c) Statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

                           (d) Liens (other than any Lien imposed by ERISA or
pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in

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connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (solely with respect to tangible assets located on the premises, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (e) Easements, rights-of-way, zoning and similar
restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of any Loan Party and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by any Loan Party or materially adversely affect the security interests of the Agent or the Lenders therein;

                           (f) Liens granted to the Agent for the benefit of the
Lenders pursuant to the Security Documents securing the Obligations;

                           (g) purchase money security interests on any property
acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the debt secured thereby does not exceed 90% of the lesser of the purchase price or the fair market value of the asset so financed;

                           (h) Liens created pursuant to Capitalized Leases
permitted under this Agreement, provided that such Liens are only in respect of the property or assets so leased;

                           (i) Liens existing on assets or property at the time
acquired in connection with a Qualified Acquisition of an Ancillary Services Facility and not incurred as a result of, or in connection with or in anticipation of such Qualified Acquisition; provided that (i) the principal amount of Indebtedness secured by any such Lien immediately prior to such Qualified Acquisition is not increased or the maturity thereof reduced, (ii)

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any such Lien is not extended to any other property and (iii) immediately after such Qualified Acquisition no Default or Event of Default would exist;

                           (j) Leases or subleases of real estate granted to
others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                           (k) the replacement , extension or renewal of any
Lien permitted hereunder; provided that (i) the principal amount of Indebtedness secured by any such Lien immediately prior to such refinancing, extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) any such Lien is not extended to any other property and (iii) immediately after such refinancing, extension, renewal or refunding no Default or Event of Default would exist; and

                           (l) Liens on partnership interests (not comprising
Collateral) in Partnership Subsidiaries securing intercompany Indebtedness permitted under Section 6.2.

                  Section 6.4  Restriction on Fundamental Changes.

                           (a) The Borrower shall not, and shall not permit any
of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under Section 6.5, and (ii) any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower.

                           (b) The Borrower shall not, and shall not permit any
of its Subsidiaries to, except in connection with a Qualified Acquisition, (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except purchases of intellectual property, inventory, equipment,

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materials and supplies in the ordinary course of the Borrower's or such
Subsidiary's business, (ii) create any Subsidiary, or (iii) enter into any partnership or joint venture.

                           (c) The Borrower shall not and shall not permit any
of its Subsidiaries to, amend its articles of incorporation (or other formation document) or by-laws, in any manner reasonably likely to cause a Material Adverse Effect.

                  Section 6.5 Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of its property or assets, except (i) sales of inventory in the ordinary course of business and (ii)other sales of equipment or assets so long as either the proceeds of such sale are used to purchase replacement equipment as contemplated by Section 2.14(a) or assets or are used to prepay Loans as contemplated by
Section 2.13.

                  Section 6.6 Contingent Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

                           (a)  pursuant to the Security Documents;

                           (b) Contingent Obligations which are in existence on
the Closing Date and which are set forth on Schedule 6.6; and

                           (c) Contingent Obligations incurred in the ordinary
course of business not to exceed $10,000,000 at any one time outstanding.

                  Section 6.7 Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash (other than tax payments) to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or

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set aside any funds for any of the foregoing purposes, or enter inter into any agreements which provide for any of the foregoing (all the foregoing, "Dividends"); except that, so long as no Default or Event of Default is continuing or would result therefrom, (i) Dividends may be made to the Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries, (ii) the Partnership Subsidiaries, through their corporate general partners, may declare and pay Dividends consisting of 50% of Net Partnership Cash Flow, (iii) the Borrower may pay Dividends to the holders of its Series A Preferred Stock, in accordance with the terms of the Certificate of Designation for such Series A Preferred Stock attached hereto as Exhibit K, (iv) the Borrower may pay Dividends to the holders of its Series B Preferred Stock, in accordance with the terms of the Certificate of Designation for such Series B Preferred Stock attached hereto as Exhibit L, and (v) the Borrower may pay Dividends to the holders of its Series C Preferred Stock, if any, in accordance with the terms of the Certificate of Designation therefor.

                  Section 6.8 Capital Expenditures. The Borrower shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) Capital Expenditures in any fiscal year which exceed, in the aggregate, $6,000,000; provided that Qualified Acquisitions shall not be treated as Capital Expenditures for purposes of this Section 6.8; and provided further that if the maximum amount set forth above for any period exceeds the aggregate amount of Capital Expenditures made or incurred (or committed to be made or incurred) during such period, then the maximum amount set forth above for the following period (but not any subsequent periods) shall be increased by the amount of such excess.

                  Section 6.9 Advances, Investments and Loans. The Borrower shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

                           (a) accounts receivable owned by any Loan Party, if
created in the ordinary course of the business

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of the Borrower and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

                           (b) loans and advances to the Borrower by any of its
Subsidiaries, or by the Borrower to any of its Subsidiaries, and, without duplication, investments in wholly-owned Subsidiaries by the Borrower or any of its Subsidiaries, in an aggregate amount not to exceed $5,000,000 outstanding at any time;

                           (c) loans and advances by any Loan Party to its
employees in the ordinary course of its business (other than the Nagpal Note and Amounts Due From Affiliated Physicians) not exceeding $100,000 in the aggregate at any one time outstanding;

                           (d) advances to Affiliated Medical Entities under the
relevant Management Services Agreements;

                           (e) Cash Equivalents;

                           (f) existing investments and Contingent Obligations
described on Schedule 6.6;

                           (g) any endorsement of a check or other medium of
payment for deposit or collection, or any similar transaction in the normal course of business;

                           (h) investments acquired by the Borrower or any of
its Subsidiaries in connection with a Qualified Acquisition or Ancillary Service Facility;

                           (i) investments acquired by the Borrower or any of
its Subsidiaries (i) in exchange for any other investment held by the Borrower or such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or
(ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default; and

                           (j) investments acquired by the Borrower or any of
its Subsidiaries in connection with a sale permitted by Section 6.5.


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                  Section 6.10 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  Section 6.11 Limitation on Voluntary Payments; Management Services Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) make any sinking fund payment or voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness other than the Indebtedness hereunder and under the other Loan Documents and the exchange of the Nagpal Note for Series B Preferred Stock,
(b) enter into any Management Services Agreement which allows termination or rescission any earlier than one year after the Final Maturity Date or (c) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Management Services Agreement if such amendment, modification or waiver is reasonably likely to have a Material Adverse Effect.

                  Section 6.12 Changes in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any business which is substantially different from that conducted by the Borrower or any such Subsidiary on the Closing Date after giving effect to the Transactions.

                  Section 6.13 Certain Restrictions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (other than the Loan Documents and the Securities Purchase Agreement as in effect on the Closing Date) which restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (c) pay any Dividend.

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                  Section 6.14 Sale and Leasebacks. Except for Capitalized Lease
Obligations constituting Indebtedness permitted under Section 6.2(e), the Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other
Person, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such Lease.

                  Section 6.15 Sale of Accounts. The Borrower shall not, and shall not permit any of its Subsidiaries or any Affiliated Medical Entity to, sell, with or without recourse, or discount or otherwise sell for less than the face value therefor, any of their notes or Accounts (or any portion thereof), except for compromises made in the ordinary course of business.


SECTION 7.        EVENTS OF DEFAULT

                  Section 7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                           (a) Failure to Make Payments. The Borrower shall (i)
default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue unremedied for three (3) or more days, in the payment when due of any interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

                           (b) Breach of Representation or Warranty. Any
representation or warranty made by any Loan Party or Affiliated Medical Entity herein or in any other Loan

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Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

                           (c) Breach of Covenants.

                           (i) Any Loan Party shall fail to perform or observe
any agreement, covenant or obligation arising under Sections 5.1(i), 5.5 (with respect to the existence of the Borrower) or Section 6.

                           (ii) Any Loan Party shall fail to perform or observe
any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above) or any other Loan Document, and such failure shall continue for 30 days (or, in the case of a breach under any other Loan Document, such longer grace period provided under such Loan Document) after the earlier to occur of (i) the provision of notice by the Agent of such failure or (ii) actual knowledge by the Borrower or its Subsidiary, as applicable, of such failure.

                           (d) Default Under Other Agreements. Any Loan Party
shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in the aggregate principal amount of $500,000 or more (and such default shall continue after the applicable grace and/or cure period, if any); or any Loan Party shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment; or any Loan Party shall default in the performance or observance of any obligation or condition with respect to the Securities Purchase Agreement.


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                           (e) Bankruptcy, etc. (i) Any Loan Party shall
commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of 30 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (vii) any Loan Party makes a general assignment for the benefit of creditors; or (viii) any Loan Party shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or (ix) any Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

                           (f) ERISA. (i) Any Termination Event shall occur, or
(ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or (iii) any Loan Party or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $500,000 on any Loan Party or any member of its ERISA Controlled Group, or (iv) any Loan Party or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) a condition

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shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) any Loan Party or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against any Loan Party or any member of its ERISA Controlled Group to enforce
Section 515 of ERISA, or (viii) any other event or condition shall occur or exist with respect to any Plan which could subject any Loan Party or any member of its ERISA Controlled Group to any tax, penalty or other liability in excess of $500,000.

                           (g) Security Documents. Any of the Security Documents
shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority (except as permitted pursuant to Section 6.3) security interest in, and Lien on, all of the Collateral in accordance with the terms thereof.

                           (h) Guarantees. Any of the Guarantees shall for any
reason cease to be in full force and effect or any Guarantor shall fail to pay any amount owing pursuant to its Guarantee when due or any Guarantor shall disavow any of its obligations under its Guarantee.

                           (i) Change of Control. A Change in Control shall
occur.

                           (j) Judgments. One or more judgments or decrees in an
aggregate amount of $500,000 or more shall be entered by a court or courts of competent jurisdiction against any Loan Party (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days.

                           (k) Environmental Matters. (i) Any Environmental
Claim shall have been asserted against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could reasonably be expected to

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have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event has formed the basis of an Environmental Claim against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse Effect, or (iii) any Loan Party or its Environmental Affiliate shall have failed to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.

                           (l) Management Services Agreements. In any twelve
month period, (i) 10% or more physicians shall cease to be members of Affiliated Medical Entities bound by the relevant Management Services Agreement, or (ii) Management Services Agreements in respect of greater than 15% of the Borrower's aggregate revenues as of the Closing Date shall be terminated or material defaults thereunder shall have occurred without the prior written consent of the Required Lenders.

                  Section 7.2 Rights and Remedies. Upon the occurrence of any Event of Default described in Section 7.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, (ii) terminate any Letter of Credit that may be terminated in accordance with its

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terms, (iii) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice it will pay) to the Agent at the Agent's Office an amount of cash, to be held in the Cash Collateral Account (as defined in the Security Agreement), equal to the Letter of Credit Liability and (iv) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower.

SECTION 8.    THE AGENT

                  Section 8.1 Appointment. Each Lender hereby irrevocably designates and appoints Paribas as the Agent of such Lender under this Agreement and each other Loan Document, and each such Lender irrevocably authorizes Paribas as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. Notwithstanding anything to the contrary herein, the Issuing Lender shall act on behalf of the Lenders with respect to the Letters of Credit (and all conditions precedent to the issuance or extension thereof) until such time and except for so long as the Agent may elect to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) for acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit as fully as if the term

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"Agent" as used in this Section 8 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender. The provisions of this Section 8 are solely for the benefit of the Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any Lender or any of their respective successors and assigns.

                  Section 8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 8.3  Exculpatory Provisions. The Agent shall not be
(i) liable for any action lawfully taken or omitted to be taken by it (except for its own gross negligence or willful misconduct) or any Person described in
Section 8.2 under or in connection with this Agreement or any other Loan Document, or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Lenders, on the other.

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                  Section 8.4  Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Assignment and Acceptance in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  Section 8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders and shall notify the Lenders of any such action taken.

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                  Section 8.6   Non-Reliance on Agent and Other Lenders. Each
Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  Section 8.7 Indemnification. The Lenders agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by any Loan Party and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the actual out of pocket fees and disbursements of counsel for the Agent or such

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
Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

                  Section 8.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  Section 8.9 Resignation by the Agent. (a) The Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Loan Documents by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company.

                  (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent may then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Agent as provided above.


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
                  (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Lenders appoint a successor Agent as provided above.


SECTION 9.        MISCELLANEOUS

                  Section 9.1 Payment of Expenses, Indemnity, etc. The Borrower shall:

                           (a) whether or not the transactions hereby
contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agent and any other attorneys retained by the Agent) and of the Agent and each Lender in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations;

                           (b) pay, and hold the Agent and each of the Lenders
harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the Loan Documents and the Transactions and hold the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and

                           (c) indemnify the Agent and each Lender, its
officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them

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
harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Loan Documents or the Transactions, (ii) the grant to the Agent and the Lenders of any Lien in any property or assets of any Loan Party or any stock or other equity interest in any Loan Party, and (iii) the exercise by the Agent and the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

                  Section 9.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in

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
Obligations purchased by such Lender pursuant to Section 9.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  Section 9.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telecopy notice, when sent or, if not sent during business hours on a Business Day, then on the next Business Day, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Assignment and Acceptance, or to such other address as may be designated by any party in a written notice to the other parties hereto.

                  Section 9.4  Successors and Assigns; Participation;
Assignments.

                           (a) Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. No Lender may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as provided in this Section 9.4 or as required by operation of law, in connection with the merger, consolidation or dissolution of any Lender.

                           (b) Participation. Any Lender may at any time sell to
one or more Persons (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender and or any other interest of such Lender hereunder (in respect of any such Lender, its "Credit Exposure").

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
Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents) or release any Guarantor from its obligations under a Guarantee.

                           (c) Assignments. Any Lender may, in the ordinary
course of its business and in accordance with applicable law, at any time assign, with the consent of the Agent, which consent shall not be unreasonably withheld, to any other Person (each an "Assignee") all or any part of its Credit Exposure, in a minimum amount of $5,000,000 or, if such Lender's Credit Exposure is less than $5,000,000, such Lender's total Credit Exposure. The Borrower, the Agent and the Lenders agree that to the

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extent of any assignment the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to Section 9.7 as it would have had if it were a Lender hereunder; provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee unless and until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent (A) an Assignment and Acceptance in the form of Exhibit G (an "Assignment and Acceptance") together with delivery to the Borrower of any Note or Notes subject to such Assignment and (B) if applicable to the Assignee, the forms required to be delivered pursuant to Section 2.21(b); and (iii) such Lender shall have paid to the Agent, for its own account, an assignment fee of $3,500. Immediately upon compliance with the provisions of this Section 9.4(c), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                           (d) Replacement Notes. Within 5 Business Days after
its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

                           (e) Assignments to Federal Reserve Bank.
Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal

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
Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Notes or Loans made by the Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                  Section 9.5 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document to which any Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Lenders and the Loan Parties may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which any Loan Party is a party, provided, that no such amendment, supplement, modification or waiver shall (a) extend either the Final Maturity Date or any installment or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Lenders hereunder, or release all or a substantial portion of the Collateral (except as expressly contemplated by the Loan Documents), or release any Guarantor from its obligations under the relevant Guarantee, or change the amount of any Commitment of any Lender, or amend, modify or waive any provision of this Section 9.5 or the definition of Required Lenders, or consent to or permit the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Lenders, (b) amend, modify or waive any provision of Section 8 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent or
(c) extend the maturity of any Revolving Loan without the consent of the Revolving Lender in respect of such Revolving Loan. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Notes.

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
In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  Section 9.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  Section 9.7 Sharing of Payments. Each of the Lenders agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which, with respect to the related sum or sums received by other Lenders, is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such Obligations owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount;

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

provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 9.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 9.9   Consent to Jurisdiction. The Borrower
irrevocably

                           (a) submits to the jurisdiction of any New York State
or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

                           (b) agrees that all claims in respect of such action
or proceeding may be heard and determined in such New York State or in such Federal court;

                           (c) waives, to the fullest extent that it may
effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

                           (d) consents to the service of any and all process in
any such action or proceeding by the mailing of copies of such process to it at its address pursuant to Section 9.3; and

                           (e) agrees that a final judgment in any such action
or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Section 9.9 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against any Loan Party or its property in the courts of other jurisdictions.

                  Section 9.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an

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
original, but all of which shall together constitute one and the same instrument.

                  Section 9.11 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Lenders, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service).

                  Section 9.12 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  Section 9.13 Marshalling; Recapture. Neither the Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

                  Section 9.14 Severability. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 9.15 Survival. All indemnities set forth herein including, without limitation, in Sections 2.17, 2.18, 2.19, 2.20, 8.7 and 9.1 shall survive the

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execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

                  Section 9.16 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender.

                  Section 9.17 Limitation of Liability. No claim may be made by the Borrower or any other Loan Party against the Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 9.18 Calculations; Computations. The financial statements to be furnished to the Agent and the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5, and, except as otherwise specifically provided herein, all computations determining compliance with
Section 6.1 hereof shall utilize GAAP.

                  Section 9.19 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

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                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                                  BMJ MEDICAL MANAGEMENT,
                                                  INC., as the Borrower


                                                  By:   /s/ David H. Fater
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                  Notice Address:

                                                  BMJ Medical Management,Inc.
                                                  4800 N. Federal Highway
                                                  Suite 101-E
                                                  Boca Raton, Florida 33431
                                                  Attention: David H. Fater,
                                                  Executive Vice President
                                                  and Chief Financial Officer
                                                  Telephone: (561) 391-1311
                                                  Telecopier: (561) 391-1389

                                                  With copies to:

                                                  Jones, Day, Reavis & Pogue
                                                  901 Lakeside Avenue
                                                  Cleveland, Ohio 44114
                                                  Attention: Rachel Rawson
                                                  Telephone: (216) 586-7276
                                                  Telecopier: (216) 579-0212

                                                  PARIBAS, as Agent and as a
                                                  Lender


                                                  By:   /s/ Clare Bailhe
                                                      -----------------------
                                                       Name:
                                                       Title: Director


                                                  By:   /s/ Don L. Unruh
                                                      -----------------------
                                                       Name:
                                                       Title: Assistant Vice
                                                              President

                                                  Notice Address:

                                                  Paribas Corporation
                                                  787 Seventh Avenue
                                                  New York, NY 10019
                                                  Attention: Maureen Keating
                                                  Paribas Syndications
                                                  Group
                                                  Telephone: (212) 841-2275
                                                  Telecopier: (212) 841-2286

All notices and copies of Borrowing Base Certificates and Borrowing Notices should be sent to:

                                                  Paribas
                                                  2029 Century Park East
                                                  Suite 3900
                                                  Los Angeles, CA 90067
                                                  Attention: Shirley Williams
                                                  Telephone: (310) 551-7360
                                                  Telecopier: (310) 553-1504

                                                  With copies to:

                                                  Skadden, Arps, Slate,
                                                  Meagher & Flom LLP
                                                  300 South Grand Avenue
                                                  Los Angeles, CA 90071
                                                  Attention: John Mendez
                                                  Telephone: (213) 687-5000
                                                  Telecopier: (213) 687-5600

                                                  FLEET CAPITAL CORPORATION,
                                                  as a Lender


                                                   By:  /s/ James J. Karnowski
                                                        ----------------------
                                                        Name:
                                                        Title: Vice President

                                                   Notice Address:

                                                   Fleet Capital Corporation
                                                   15260 Ventura Boulevard
                                                   Suite 400
                                                   Sherman Oaks, CA 91403
                                                   Attention: Jim Karonowski,
                                                   Account Officer
                                                   Telephone: (818) 382-4230
                                                   Telecopier: (818) 382-4293

                                                   THE ING CAPITAL SENIOR
                                                   SECURED HIGH INCOME FUND,
                                                   L.P., as a Lender

                                                   By: ING Capital Advisors,
                                                   Inc.


                                                   By:  /s/ Michael D. Hatley
                                                        ----------------------
                                                        Name:
                                                        Title: Senior Vice
                                                               President


                                                   Notice Address:

                                                   ING Capital Advisors, Inc.
                                                   333 South Grand Avenue
                                                   Suite 4250
                                                   Los Angeles, CA 90071
                                                   Attention: Helen Rhee
                                                   Telephone: (213) 346-3983
                                                   Telecopier: (213) 346-3995

                                                   SILICON VALLEY BANK, as a
                                                   Lender


                                                   By: /s/ Kittridge Chamberlain
                                                       -------------------------
                                                        Name:
                                                        Title: Senior Vice
                                                               President

                                                   Notice Address:

                                                   Silicon Valley Bank
                                                   18872 MacArthur Boulevard
                                                   Suite 100
                                                   Irvine, CA 92715
                                                   Attention: Kittridge
                                                   Chamberlain
                                                   Telephone: (714) 474-7854
                                                   Telecopier: (714) 474-7892

                                                   With copies to:

                                                   Ober, Kaler, Grimes & Shriver
                                                   1401 H Street, NW
                                                   Washington, D.C. 20005-3324
                                                   Attention: Richard Pollak
                                                   Telephone: (202) 408-8400
                                                   Telecopier: (202) 408-0640